Exhibit 2.1 AGREEMENT AND PLAN OF MERGER between PATTON WINGS INTERMEDIATE HOLDINGS, LLC GOLDEN MERGER SUB, INC. and DIVERSIFIED RESTAURANT HOLDINGS, INC. Dated as of November 6, 2019

TABLE OF CONTENTS

Page

Article I THE MERGER 2

SECTION 1.1	The Merger	2
SECTION 1.2	Closing	2
SECTION 1.3	Effective Time	2
SECTION 1.4	Articles of Incorporation; Bylaws	3
SECTION 1.5	Directors and Officers	3

Article II EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS 3

SECTION 2.1	Effect on Capital Stock	3
SECTION 2.2	Treatment of Options and Restricted Stock	4
SECTION 2.3	Surrender of Shares	5
SECTION 2.4	Adjustments	8
SECTION 2.5	Dissenting Shares	8

Article III REPRESENTATIONS AND WARRANTIES OF THE COMPANY 9

SECTION 3.1	Organization and Qualification; Subsidiaries	9
SECTION 3.2	Articles of Incorporation and Bylaws	9
SECTION 3.3	Capitalization	9
SECTION 3.4	Authority	10
SECTION 3.5	No Conflict; Required Filings and Consents	11
SECTION 3.6	Compliance	12
SECTION 3.7	SEC Filings; Financial Statements; Undisclosed Liabilities	12
SECTION 3.8	Contracts	14
SECTION 3.9	Absence of Certain Changes or Events	15
SECTION 3.10	Absence of Litigation	16
SECTION 3.11	Employee Benefit Plans	16
SECTION 3.12	Labor and Employment Matters	17
SECTION 3.13	Insurance	18
SECTION 3.14	Properties; Sufficiency of Assets	19
SECTION 3.15	Tax Matters	19
SECTION 3.16	Proxy Statement	21
SECTION 3.17	Intellectual Property	22
SECTION 3.18	Environmental Matters	22
SECTION 3.19	Opinion of Financial Advisor	23
SECTION 3.20	Brokers	23
SECTION 3.21	Business Continuity	23
SECTION 3.22	Suppliers	23
SECTION 3.23	Takeover Statutes	24
SECTION 3.24	No Other Representations or Warranties	24

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Article IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB ................................................................................................................................... 24 SECTION 4.1 Organization .....................................................................................................24 SECTION 4.2 Authority ..........................................................................................................25 SECTION 4.3 No Conflict; Required Filings and Consents ...................................................25 SECTION 4.4 Absence of Litigation .......................................................................................26 SECTION 4.5 Operations and Ownership of Merger Sub ......................................................26 SECTION 4.6 Proxy Statement ...............................................................................................26 SECTION 4.7 Brokers .............................................................................................................26 SECTION 4.8 Ownership of Shares ........................................................................................27 SECTION 4.9 Vote/Approval Required ..................................................................................27 SECTION 4.10 Solvency ...........................................................................................................27 SECTION 4.11 Available Funds; Financing .............................................................................28 SECTION 4.12 No Other Information ......................................................................................29 SECTION 4.13 Disclaimer ........................................................................................................29 SECTION 4.14 Limited Guarantee ...........................................................................................29 Article V CONDUCT OF BUSINESS PENDING THE MERGER ............................................ 29 SECTION 5.1 Conduct of Business of the Company Pending the Merger .............................29 SECTION 5.2 Conduct of Business of Parent and Merger Sub Pending the Merger .............32 SECTION 5.3 No Control of Other Party’s Business .............................................................32 Article VI ADDITIONAL AGREEMENTS ................................................................................ 33 SECTION 6.1 Acquisition Proposals ......................................................................................33 SECTION 6.2 Proxy Statement ...............................................................................................36 SECTION 6.3 Stockholders Meeting ......................................................................................37 SECTION 6.4 Consents and Regulatory Approvals ................................................................38 SECTION 6.5 Notification of Certain Matters ........................................................................39 SECTION 6.6 Access to Information; Confidentiality ............................................................40 SECTION 6.7 Stock Exchange Delisting ................................................................................41 SECTION 6.8 Publicity ...........................................................................................................41 SECTION 6.9 Employee Benefits ...........................................................................................41 SECTION 6.10 Directors’ and Officers’ Indemnification and Insurance .................................42 SECTION 6.11 Financing Cooperation. ....................................................................................45 SECTION 6.12 Financing Activities. ........................................................................................46 SECTION 6.13 Treatment of Company Indebtedness ..............................................................48 SECTION 6.14 Transaction Litigation ......................................................................................48 SECTION 6.15 Obligations of Merger Sub...............................................................................49 SECTION 6.16 Rule 16b-3 ........................................................................................................49 Article VII CONDITIONS OF MERGER .................................................................................... 49 SECTION 7.1 Conditions to Obligation of Each Party to Effect the Merger .........................49 SECTION 7.2 Conditions to Obligations of Parent and Merger Sub ......................................49 -ii-

SECTION 7.3 Conditions to Obligations of the Company .....................................................50 SECTION 7.4 Frustration of Closing Conditions ....................................................................51 Article VIII TERMINATION, AMENDMENT AND WAIVER ................................................ 51 SECTION 8.1 Termination ......................................................................................................51 SECTION 8.2 Effect of Termination .......................................................................................53 SECTION 8.3 Expenses ..........................................................................................................54 Article IX GENERAL PROVISIONS .......................................................................................... 55 SECTION 9.1 Non-Survival of Representations, Warranties, Covenants and Agreements ...55 SECTION 9.2 Modification or Amendment............................................................................55 SECTION 9.3 Waiver ..............................................................................................................55 SECTION 9.4 Notices .............................................................................................................55 SECTION 9.5 Certain Definitions ...........................................................................................56 SECTION 9.6 Severability ......................................................................................................59 SECTION 9.7 Entire Agreement; Assignment ........................................................................60 SECTION 9.8 Parties in Interest..............................................................................................60 SECTION 9.9 Governing Law ................................................................................................61 SECTION 9.10 Headings ..........................................................................................................61 SECTION 9.11 Counterparts .....................................................................................................61 SECTION 9.12 Specific Performance .......................................................................................61 SECTION 9.13 Jurisdiction .......................................................................................................61 SECTION 9.14 WAIVER OF JURY TRIAL ............................................................................62 SECTION 9.15 Transfer Taxes .................................................................................................62 SECTION 9.16 Interpretation ....................................................................................................62 EXHIBITS: Exhibit A Articles of Incorporation of the Surviving Corporation -iii-

INDEX OF DEFINED TERMS

Acceptable Confidentiality Agreement..... 54
Acquisition Proposal................................ 34
Affiliate.. 54
Agreement.. 1
Alternative Financing............................... 46
Applicable Date 12
Articles of Incorporation............................ 9
Bank Credit Agreement 57
Bankruptcy and Equity Exception 10
Board of Directors...................................... 1
Book-Entry Share.. 3
Business Day.. 55
Bylaws.. 9
Cancelled Shares... 3
Capitalization Date..................................... 9
Certificate.. 3
Change of Recommendation..................... 36
Closing... 2
Closing Date.. 2
Code 16
Common Stock.. 9
Company.. 1
Company Disclosure Schedule 8
Company Employees 15
Company Notice 33
Company Plans 15
Company Requisite Vote 10
Company Securities 10
Company Stock Plans 9
Company Termination Fee 51
Confidentiality Agreement....................... 39
Consent 11
Continuing Employee 40
Continuing Employees............................. 40
Contract.. 55
control 55
Costs... 41
Credit Facilities.. 55
Debt Commitment Letter.......................... 26
Debt Financing... 26
Dissenting Shares.. 8
Effective Time 2
End Date... 49
Environmental Laws 21
Equity Commitment Letter 26
Equity Financing...................................... 26
ERISA 15
ERISA Affiliate 55
ESPP 4
Exchange Act 55
Exchange Fund.. 5
Filing 11
Financial Advisor..................................... 21
Financing.. 26
Financing Agreements 45
Financing Commitment Letters 26
Financing Sources.................................... 27
Franchise Agreements.............................. 55
Franchisor 55
Franchisor Consent 57
GAAP... 55
Governmental Entity................................ 55
Hazardous Substances.............................. 21
Indemnified Parties 41
Intellectual Property................................. 55
Interim Period 56
IRS 16
knowledge 56
Law 56
Legal Restraint.. 47
Licenses.. 11
Liens... 18
Limited Guarantee 1
Material Adverse Effect............................ 56
Material Contract 14
Merger.. 1
Merger Sub... 1
Nevada Courts.. 59
Notice Period 33
NRS.. 1
Option 4
Parent 1
Parent Disclosure Schedule...................... 23
Parent Termination Fee............................ 52
Parties... 1
Party 1

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INDEX OF DEFINED TERMS Paying Agent ............................................... 5 Share ........................................................... 3 Per Share Merger Consideration ................. 3 Shares .......................................................... 1 Permitted Liens ......................................... 18 Special Committee ...................................... 1 Person ........................................................ 57 Sponsor ....................................................... 1 Preferred Stock............................................ 9 Stockholders Meeting ............................... 35 Proceeding................................................. 41 subsidiary .................................................. 57 Proxy Statement ........................................ 20 Superior Proposal ...................................... 34 Recommendation ...................................... 11 Surviving Corporation ................................ 2 Representatives ......................................... 31 Systems ..................................................... 22 Restricted Stock .......................................... 4 Tax Return ................................................ 20 Right of First Refusal ................................ 57 Taxes ......................................................... 20 Sarbanes Oxley Act................................... 12 Taxing Authority ....................................... 20 SEC ........................................................... 12 Termination Fee ........................................ 52 SEC Reports .............................................. 12 Transaction Litigation ............................... 47 Securities Act ............................................ 12 WARN Act................................................ 41 -v-

AGREEMENT AND PLAN OF MERGER This AGREEMENT AND PLAN OF MERGER, dated as of November 6, 2019 (this “Agreement”), is entered into by and among Patton Wings Intermediate Holdings, LLC, a Delaware limited liability company (“Parent”), Golden Merger Sub, Inc., a Nevada corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), and Diversified Restaurant Holdings, Inc., a Nevada corporation (the “Company” and, together with Parent and Merger Sub, the “Parties” and each, a “Party”). RECITALS WHEREAS, Parent desires to acquire the Company, on the terms and subject to the conditions set forth in this Agreement; WHEREAS, in furtherance of such acquisition of the Company by Parent and on the terms and subject to the conditions set forth in this Agreement and in accordance with the Nevada Revised Statutes (as amended from time to time, the “NRS”), Merger Sub shall be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent and each outstanding share of Company Common Stock (collectively, the “Shares”), other than the Cancelled Shares, being converted into the right to receive the Per Share Merger Consideration; WHEREAS, the Special Committee of the Board of Directors consisting only of independent directors of the Company (the “Special Committee”) has unanimously recommended to the Board of Directors of the Company (the “Board of Directors”) that the Board of Directors adopt this Agreement, approve the execution, delivery and performance hereof and the consummation of the transactions contemplated hereby, including the Merger; WHEREAS, the Board of Directors, upon the recommendation of the Special Committee, has unanimously (a) determined that this Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, the Company and its stockholders, (b) adopted this Agreement and declared advisable the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, in all respects for all purposes under the applicable provisions of the NRS, (c) on the terms and subject to the conditions set forth in this Agreement, unanimously resolved to recommend that its stockholders approve this Agreement for all purposes under the applicable provisions of the NRS; and (d) directed that this Agreement and the transactions contemplated thereby, including the Merger, be submitted for consideration at the Company’s stockholder meeting; WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, ICV Partners IV, L.P., a Delaware limited partnership (“Sponsor”), is entering into a limited guarantee with the Company (the “Limited Guarantee”), pursuant to which, and subject to the terms and conditions set forth therein, Sponsor is guaranteeing the obligation of Parent to pay the Parent Termination Fee and certain other obligations as set forth in the Limited Guarantee; WHEREAS, simultaneously with the execution and delivery of this Agreement, Parent is entering into a voting agreement with certain stockholders of the Company; WHEREAS, simultaneously with the execution and delivery of this Agreement, Parent is entering into a restrictive covenants agreement with T. Michael Ansley, the Company’s executive chairman and acting president and chief executive officer; WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement. NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the Parties agree as follows: ARTICLE I THE MERGER SECTION 1.1 The Merger. Upon the terms and subject to the conditions of this Agreement, and in accordance with the NRS, at the Effective Time, Merger Sub shall be merged with and into the Company, whereupon the separate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation (the “Surviving Corporation”) and shall succeed to and assume all of the rights and obligations of Merger Sub and the Company in accordance with the NRS. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the NRS. Without limiting the generality of the foregoing, at the Effective Time, all of the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all of the debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation. SECTION 1.2 Closing. The closing for the Merger (the “Closing”) shall take place at the offices of Dykema Gossett PLLC, 400 Renaissance Center, Suite 2300, Detroit, Michigan 48243, at 9:00 a.m., eastern time, on the second (2nd) Business Day following the day on which the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or (to the extent permitted by applicable Law) waiver of those conditions at the Closing) have been satisfied or (to the extent permitted by applicable Law) waived in accordance with this Agreement or at such other time and place as the Company and Parent may agree in writing. The date on which the Closing occurs is referred to herein as the “Closing Date”. SECTION 1.3 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the Company and Merger Sub shall file or cause to be filed articles of merger with the Nevada Secretary of State with respect to the Merger, in such form as required by, and executed and acknowledged in accordance with, the relevant provisions of the NRS, and the Parties shall take all such further actions as may be required by applicable Law to make the Merger effective. The Merger shall become effective upon the date and time of the filing of those articles of merger with the Nevada Secretary of State or such later date and time as is agreed upon in writing by the Parties and specified in the articles of merger in accordance with the NRS (such date and time, the “Effective Time”). -2-

SECTION 1.4 Articles of Incorporation; Bylaws. (a) As of the Effective Time, the articles of incorporation of the Company shall by virtue of the Merger and without any further action, be amended and restated to read in its entirety as set forth on Exhibit A (as the same may be amended or supplemented from time to time by mutual agreement of the Parties prior to the Company Stockholder Meeting) and, as so amended and restated, shall be the articles of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law, in each case consistent with the obligations set forth in Section 6.10. (b) As of the Effective Time, and without any further action on the part of the Company and Merger Sub, the bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation, until thereafter amended as provided therein or by applicable Law, in each case consistent with the obligations set forth in Section 6.10. SECTION 1.5 Directors and Officers. (a) The Parties shall take all actions necessary so that the directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the bylaws of the Surviving Corporation. (b) The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and bylaws of the Surviving Corporation. ARTICLE II EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS SECTION 2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holders of any of the following securities: (a) Merger Consideration. Each share of Common Stock issued and outstanding immediately prior to the Effective Time (each, a “Share”) (other than (i) Shares owned by Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent and Shares owned by the Company, and in each case not held on behalf of third parties (collectively, the “Cancelled Shares”), and (ii) any Dissenting Shares) shall be converted into the right to receive $1.05 per share in cash, without interest (the “Per Share Merger Consideration”). At the Effective Time, all of the Shares that have been converted into a right to receive the Per Share Merger Consideration shall cease to be outstanding, shall be cancelled and shall cease to exist, and each certificate (a “Certificate”) formerly representing any of the Shares (other than Cancelled Shares) and each non-certificated Share represented by book-entry (other than -3-

Cancelled Shares) (a “Book-Entry Share”) shall thereafter represent only the right to receive the Per Share Merger Consideration. (b) Cancellation of Cancelled Shares. Each Cancelled Share shall cease to be outstanding, be cancelled without payment of any consideration therefor and shall cease to exist. (c) Merger Sub. Each share of common stock, par value $0.001 per share, of Merger Sub, issued and outstanding immediately prior to the Effective Time, shall be converted into one share of common stock, par value $0.0001 per share, of the Surviving Corporation and together shall constitute the only outstanding shares of capital stock of the Surviving Corporation. SECTION 2.2 Treatment of Options and Restricted Stock. (a) Treatment of Options. Immediately prior to the Effective Time, there are no outstanding options to purchase Shares (an “Option”) under any Company Stock Plan. (b) Treatment of Restricted Stock. Immediately prior to the Effective Time, each outstanding award of restricted stock (“Restricted Stock”) under any Company Stock Plan shall, automatically and without any required action on the part of the holder thereof, become immediately vested and be cancelled and shall only entitle the holder of such award to receive (without interest), at or promptly after the Effective Time, an amount in cash equal to the product of (x) the total number of Shares subject to such award immediately prior to the Effective Time multiplied by (y) the Per Share Merger Consideration, less applicable Taxes required to be withheld with respect to such payment. (c) Employee Stock Purchase Plan. Immediately prior to the Effective Time, in accordance with the terms of the Company’s Employee Stock Discount Purchase Plan (the “ESPP”), (i) the administrator thereof shall determine the date on which the then-current offering period, if any, shall terminate; (ii) the administrator shall ensure that no offering period under the ESPP shall be commenced on or after the date of this Agreement; (iii) if the Effective Time shall occur prior to the end of the offering period in existence under the ESPP on the date of this Agreement, the administrator shall cause a new exercise date to be set under the ESPP, which date shall be the Business Day immediately prior to the anticipated Closing Date; (iv) the administrator shall prohibit participants in the ESPP from altering their payroll deductions from those in effect on the date of this Agreement (other than to discontinue their participation in the ESPP in accordance with the terms and conditions of the ESPP); and (v) accumulated payroll deductions on such date shall be used to purchase the applicable number of shares. The ESPP shall terminate immediately following the Effective Time; provided that such termination shall be contingent upon the occurrence of the Effective Time. (d) Termination of Company Stock Plans. After the Effective Time, all Company Stock Plans shall be terminated and no further Options, Restricted Stock or other rights with respect to Shares shall be granted thereunder. (e) Corporate Actions. At or prior to the Effective Time, the Company, the Company Board and the compensation committee of the Company Board, as applicable, shall -4-

adopt any resolutions and take any actions which are necessary to effectuate the provisions of this Section 2.2. SECTION 2.3 Surrender of Shares. Paying Agent. (a) Prior to the Effective Time, Parent or Merger Sub shall enter into an agreement in form and substance reasonably acceptable to the Company with a paying agent selected by Parent with the Company’s prior approval, which approval shall not be unreasonably conditioned, withheld or delayed, to act as agent for the stockholders of the Company in connection with the Merger (the “Paying Agent”) to receive payment of the aggregate Per Share Merger Consideration to which the stockholders of the Company shall become entitled pursuant to this Article II other than with respect to Dissenting Shares. At the Effective Time, Parent shall deposit or cause to be deposited with the Paying Agent, a cash amount in immediately available funds sufficient in the aggregate to provide all funds necessary for the Paying Agent to make payments under this Article II (such cash being hereinafter referred to as the “Exchange Fund”) in trust for the benefit of the holders of the Shares other than Dissenting Shares. The Paying Agent shall invest the Exchange Fund as directed by Parent; provided that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion, or in money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of acquisition or a combination of the foregoing and, in any such case, no such instrument shall have a maturity exceeding one month. To the extent that there are losses with respect to such investments, or the Exchange Fund diminishes for other reasons below the level required to make prompt cash payment of the aggregate Per Share Merger Consideration as contemplated hereby, Parent shall or shall cause the Surviving Corporation to promptly replace or restore the cash in the Exchange Fund lost through such investments or other events so as to ensure that the Exchange Fund is at all applicable times maintained at a level sufficient to make such cash payments. Any interest and other income resulting from such investment shall become a part of the Exchange Fund, and any amounts in excess of the amounts payable under Article II shall be promptly returned to Parent or the Surviving Corporation, as requested by Parent. The funds deposited with the Paying Agent pursuant to this Section 2.3(a) shall not be used for any purpose other than as contemplated by this Section 2.3(a). (b) Exchange Procedures. (i) Transmittal Materials. As soon as reasonably practicable after the Effective Time (and in no event more than four (4) Business Days following the Effective Time), the Surviving Corporation shall cause the Paying Agent to mail or otherwise provide to each holder of record of Shares (other than holders of Cancelled Shares) (A) transmittal materials, including a letter of transmittal in customary form as agreed by the Parties, specifying that delivery shall be effected, and risk of loss and title shall pass, with respect to Book-Entry Shares, only upon delivery of an “agent’s message” regarding the book-entry transfer of Book-Entry Shares (or such other evidence, if any, of the transfer as the Paying Agent may reasonably -5-

request), and with respect to Certificates, only upon delivery of the Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 2.3(f) to the Paying Agent), such transmittal materials to be in such form and have such other provisions as Parent and the Company may reasonably agree, and (B) instructions for use in effecting the surrender of the Book-Entry Shares or Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 2.3(f)) to the Paying Agent in exchange for payment of the Per Share Merger Consideration. (ii) Certificates. Upon surrender of a Certificate (or affidavit of loss in lieu of the Certificate as provided in Section 2.3(f)) to the Paying Agent in accordance with the terms of such transmittal materials and instructions, the holder of such Certificate shall be entitled to receive in exchange therefor, and Parent shall instruct the Paying Agent to pay and deliver in exchange therefor as promptly as reasonably practicable, a cash amount in immediately available funds (after giving effect to any required Tax withholdings as provided in Section 2.3(e)) equal to the product obtained by multiplying (A) the number of Shares represented by such Certificate (or affidavit of loss in lieu of the Certificate as provided in Section 2.3(f)) by (B) the Per Share Merger Consideration, and the Certificate of such holder so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. (iii) Book-Entry Shares. Notwithstanding anything to the contrary contained in this Agreement, any holder of Book-Entry Shares shall not be required to deliver a Certificate or an executed letter of transmittal to the Paying Agent to receive the aggregate Per Share Merger Consideration that such holder is entitled to receive as a result of the Merger pursuant to Section 2.1(a). In lieu thereof, each holder of record of one or more Book-Entry Shares (other than Cancelled Shares) shall upon receipt by the Paying Agent of an “agent’s message” in customary form (it being understood that the holders of Book-Entry Shares shall be deemed to have surrendered such Shares upon receipt by the Paying Agent of such “agent’s message” or such other evidence, if any, as the Paying Agent may reasonably request) be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver as promptly as reasonably practicable after the Effective Time, a cash amount in immediately available funds (after giving effect to any required Tax withholdings as provided in Section 2.3(e)) equal to the product obtained by multiplying (A) the number of Shares represented by such Book-Entry Share by (B) the Per Share Merger Consideration, and the Book-Entry Shares of such holder so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Book-Entry Shares. (iv) Unrecorded Transfers; Other Payments. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company or if payment of the applicable Per Share Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate or Book-Entry Share is registered, a check for any cash to be exchanged upon due surrender of the Certificate or Book-Entry Share may be issued to such transferee or other Person if the Certificate or Book-Entry Share formerly representing such Shares is presented to the Paying Agent accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable transfer or other similar Taxes have been paid or are not applicable. -6-

(v) Until surrendered as contemplated by this Section 2.3(b), each Certificate and each Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender (together with a letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required pursuant to such instructions (as applicable)) the applicable Per Share Merger Consideration as contemplated by this Article II. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of Shares for the Per Share Merger Consideration. (c) Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the stockholders of the Company for twelve months after the Effective Time shall be delivered to the Surviving Corporation. Any holder of Shares (other than Cancelled Shares) who has not theretofore complied with this Article II shall thereafter be entitled to look to the Surviving Corporation for payment of the Per Share Merger Consideration (after giving effect to any required Tax withholdings as provided in Section 2.3(e)) upon due surrender of its Certificates (or affidavits of loss in lieu of the Certificates) or acceptable evidence of Book-Entry Shares, without any interest thereon in accordance with the provisions set forth in Section 2.3(b), and Parent shall remain liable for (subject to applicable abandoned property, escheat or other similar Laws) payment of their claim for the Per Share Merger Consideration payable upon due surrender of their Certificates or Book-Entry Share. Notwithstanding the foregoing, none of the Surviving Corporation, Parent, the Company, the Paying Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. (d) Transfers. From and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate or acceptable evidence of a Book-Entry Share is presented to the Surviving Corporation, Parent or the Paying Agent for transfer, it shall be cancelled and exchanged for the cash amount in immediately available funds to which the holder thereof is entitled pursuant to this Article II. The Per Share Merger Consideration paid upon the surrender of Certificates (or upon receipt by the Paying Agent of an “agent’s message, in the case of Book-Entry Shares) in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificates or such Book-Entry Shares. (e) Withholding Rights. Each of Parent and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares, Options, or Restricted Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any other applicable state, local or foreign Tax Law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts (i) shall be promptly remitted by Parent or the Surviving Corporation, as applicable, to the applicable Governmental Entity, and (ii) shall be treated for all purposes of this Agreement as having been paid to the holder of Shares in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be. -7-

(f) Lost Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by Parent, the posting by such Person of a bond in customary amount and upon such terms as may be required by Parent as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent will issue a check in the amount (after giving effect to any required Tax withholdings as provided in Section 2.3(e)) equal to the product obtained by multiplying (i) the number of Shares represented by such lost, stolen or destroyed Certificate by (ii) the Per Share Merger Consideration. SECTION 2.4 Adjustments. In the event that the number of Shares or securities convertible or exchangeable into or exercisable for Shares issued and outstanding after the date hereof and prior to the Effective Time shall have been changed into a different number of Shares or securities or a different class as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction, the Per Share Merger Consideration shall be equitably adjusted; provided that nothing in this Section 2.4 shall be construed to permit the Company, any subsidiary of the Company or any other Person to take any action that is otherwise prohibited by the terms of this Agreement. SECTION 2.5 Dissenting Shares. If, pursuant to the terms of NRS 92A.300 through 92A.500, holders of Shares are entitled to dissenter’s rights, then notwithstanding anything in this Agreement to the contrary, Shares issued and outstanding immediately prior to the Effective Time that are held by any holder who has not voted such Shares in favor of the Merger or consented thereto in writing and who shall have properly demanded and perfected, and not withdrawn, dissenter’s rights under NRS 92A.300 through 92A.500, inclusive (“Dissenting Shares”) shall not be converted into the right to receive the Per Share Merger Consideration but instead shall be entitled to receive such payment from the Surviving Corporation with respect to such Dissenting Shares as shall be determined pursuant to the NRS; provided, however, that if such holder shall have failed to perfect or shall have effectively withdrawn or otherwise lost such holder’s right to dissent and demand payment of fair value under the NRS, each such Share held by such holder shall thereupon be deemed to have been converted into, as of the Effective Time, the right to receive, without any interest thereon, the Per Share Merger Consideration in accordance with Section 2.1(a), and such Share shall no longer be a Dissenting Share. The Company shall give prompt notice to Parent of any written demands received by the Company for payment of the fair value (as defined in NRS 92A.320) in respect of any Shares and attempted withdrawals of such demands and any other instruments served pursuant to NRS 92A.440 and received by the Company, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, voluntarily make or agree to make any payment with respect to any demands for appraisals of Shares, offer to settle or settle any demands or approve any withdrawal of any such demands. -8-

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY The Company hereby represents and warrants to Parent and Merger Sub that, except (i) other than with respect to Section 3.3, as disclosed in the SEC Reports filed with, or furnished to, the SEC on or after December 31, 2017 and publicly available no less than one (1) Business Day prior to the date of this Agreement (excluding any disclosures set forth therein under the heading “Risk Factors” (other than factual information contained therein) or in any “forward looking statements” disclaimer or other section to the extent they are similarly predictive or forward- looking in nature) or (ii) as set forth in the corresponding sections or subsections of the disclosure schedules delivered to Parent by the Company concurrently with entering into this Agreement (the “Company Disclosure Schedule”), it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Schedule shall also be deemed disclosure with respect to any other section or subsection of this Agreement to which the relevance of such item is reasonably apparent on its face: SECTION 3.1 Organization and Qualification; Subsidiaries. Each of the Company and its subsidiaries is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and, to the extent such concept is applicable, is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or present conduct of its business requires such qualification, except in each case where the failure to be so organized, formed, existing, qualified or, to the extent such concept is applicable, in good standing, or to have such power or authority, would not be material. Section 3.1(a) of the Company Disclosure Schedule contains a correct and complete list of each jurisdiction where the Company and its subsidiaries are organized and qualified to do business. Section 3.1(b) of the Company Disclosure Schedule sets forth (i) each of the Company’s subsidiaries and the ownership interest of the Company in each such subsidiary, as well as the ownership interest of any other Person or Persons in each such subsidiary and the jurisdiction of organization thereof of each such subsidiary and (ii) the Company’s or its subsidiaries’ direct or indirect ownership interest in any other Person. SECTION 3.2 Articles of Incorporation and Bylaws. The Company has furnished or otherwise made available to Parent, prior to the date hereof, a correct and complete copy of the Articles of Incorporation, as amended to date (the “Articles of Incorporation”), and the Amended and Restated Bylaws, as amended to date (the “Bylaws”), of the Company as in effect as of the date hereof. The Articles of Incorporation and the Bylaws are in full force and effect. SECTION 3.3 Capitalization. The authorized capital stock of the Company consists of (i) 100,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and (ii) 10,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”). -9-

(a) As of October 17, 2019 (the “Capitalization Date”): (i) 33,324,160 shares of Common Stock were issued and outstanding (which number includes 625,719 shares of Restricted Stock); (ii) no shares of Preferred Stock were issued or outstanding; (iii) there were (A) no shares of Common Stock underlying outstanding Options, (B) 625,719 shares of unvested Restricted Stock outstanding, in each such case as granted or provided for under the Company’s Stock Incentive Plan of 2017 and the Company’s Stock Incentive Plan of 2011 (and applicable award agreements issued thereunder), as applicable and (C) 4,667 shares that are subject to the outstanding purchase rights under the ESPP (together with the Company’s Stock Incentive Plan of 2017 and the Company’s Stock Incentive Plan of 2011, the “Company Stock Plans”); (b) From the close of business on the Capitalization Date through the date of this Agreement, no options to purchase Shares have been granted and no Shares or awards of restricted stock have been issued, except for Shares issued pursuant to the exercise, vesting or settlement of Restricted Stock, in each case in accordance with the terms of the Company Stock Plans. Except as set forth in Section 3.3(a) or on Section 3.3(b) of the Company Disclosure Schedule as of the date of this Agreement, (i) there are no outstanding or authorized or reserved for issuance any (A) shares of capital stock or other voting securities of the Company, (B) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, (C) options, warrants, calls, phantom stock or other rights to acquire from the Company, or obligations of the Company to issue or sell, any capital stock, voting securities or securities convertible into, exercisable for, or exchangeable for, or giving any Person a right to subscribe for or acquire, any capital stock or voting securities of the Company, or (D) rights issued by the Company or any subsidiary of the Company that are linked to, or based upon, the value of shares of capital stock or voting securities of the Company (collectively, “Company Securities”), and (ii) there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any Company Securities. Section 3.3(b) of the Company Disclosure Schedule includes a list of all material terms of the Options, including the exercise price thereof. All outstanding Shares, and all Shares reserved for issuance as noted on Section 3.3(b) of the Company Disclosure Schedule when issued in accordance with the respective terms thereof, are or will be duly authorized, validly issued, fully paid and non- assessable and free of pre-emptive or similar rights. Each of the outstanding shares of capital stock or other voting securities of each of the Company’s subsidiaries is duly authorized, validly issued, fully paid and nonassessable and all such shares are owned by the Company or another wholly-owned subsidiary of the Company and are owned free and clear of all Liens, agreements, limitations in voting rights, charges or other encumbrances of any nature whatsoever. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. SECTION 3.4 Authority. -10-

(a) The Company has all requisite corporate power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger, subject only to the affirmative vote (in person or by proxy) of the holders of a majority of all of the outstanding shares of Common Stock entitled to vote thereon at the Stockholders Meeting, or any adjournment or postponement thereof, to approve this Agreement (the “Company Requisite Vote”) and the filing of articles of merger with the Nevada Secretary of State. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effects of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) (the “Bankruptcy and Equity Exception”). (b) The Board of Directors, upon the recommendation of the Special Committee, has unanimously (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interest of, the Company and its stockholders; (b) declared it advisable to enter into this Agreement; (c) adopted this Agreement, approved the execution, delivery and performance by the Company of this Agreement and, subject to receiving the Company Requisite Vote, the consummation of the transactions contemplated hereby, including the Merger; (d) on the terms and subject to the conditions set forth in this Agreement, directed that this Agreement be submitted to the stockholders of the Company to be approved; and (e) resolved to recommend the approval of this Agreement by the stockholders of the Company in accordance with the NRS (collectively, (the “Recommendation”). The only vote of the stockholders of the Company required to adopt and approve this Agreement and the transactions contemplated hereby is the Company Requisite Vote. SECTION 3.5 No Conflict; Required Filings and Consents. (a) Except as set forth on Section 3.5 of the Company Disclosure Schedule, the execution, delivery and performance of this Agreement by the Company do not, and the consummation of the Merger and the other transactions contemplated hereby will not (i) breach or violate the Articles of Incorporation or Bylaws or the comparable governing documents of any subsidiary of the Company, (ii) assuming that all consents, approvals and authorizations contemplated by subsection (b) below have been obtained, and all filings described in such clauses have been made, conflict with or violate any Law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of its properties are bound or (iii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, require notice or consent under, or result in the creation of a Lien (except a Permitted Lien) on any of the assets of the Company or any of its subsidiaries pursuant to, any Material Contract, -11-

except, in the case of clauses (ii) and (iii), for any such conflict, violation, breach, default, loss, right or other occurrence which would not be material individually or in the aggregate. (b) No material Licenses, clearances, expirations or terminations of waiting periods, non-actions, waivers, notices, change of ownership approvals or other authorizations (each, a “Consent”) of, or registration, notice, declaration or filing (each, a “Filing”) with, any Governmental Entity or third party is required for or in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, other than Consents and Filings that have been obtained or made by the Company. SECTION 3.6 Compliance. The business of the Company has not been for the past three (3) years and is not in material violation of any Law applicable to the Company, and the Company has not received any communication of any material noncompliance with any such Laws, and the Company and its subsidiaries have all material permits, licenses, authorizations, exemptions, orders, consents, approvals and franchises (“Licenses”) from Governmental Entities required to conduct their respective businesses as being conducted as of the date hereof. Section 3.6 of the Company Disclosure Schedule sets forth a list of each License held by the Company or its subsidiaries, or issued and held in respect of the Company or its subsidiaries, as applicable, or required to be so issued and held to carry on the business of the Company and its subsidiaries as currently conducted. Each License disclosed on Section 3.6 of the Company Disclosure Schedule is held by the Company or its subsidiaries, as applicable, and is valid and in full force and effect. The Company is not in material default under and no condition exists that with the notice or lapse of time or both would constitute a material default or violation under, any License held by the Company or its subsidiaries. The Company and its subsidiaries have not since January 1, 2016 (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity or to influence official political or governmental action, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or government employee from corporate funds for the purpose of influencing such individual’s actions or decisions in his or her official capacity, or (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to influence official political or governmental action. SECTION 3.7 SEC Filings; Financial Statements; Undisclosed Liabilities. (a) The Company has filed or otherwise transmitted or furnished all forms, reports, statements, certifications and other documents (including all exhibits and other information incorporated therein, amendments and supplements thereto) in each case required to be filed or furnished by it with the U.S. Securities and Exchange Commission (the “SEC”) since January 1, 2017 (the “Applicable Date”) (all such forms, reports, statements, certificates and other documents filed since the Applicable Date and after the date of this Agreement, including all exhibits and other information incorporated therein, amendments and supplements thereto, collectively, the “SEC Reports”). As of their respective dates, or, if amended or superseded by a subsequent filing made prior to the date of this Agreement, as of the date of the last such amendment or superseding filing prior to the date of this Agreement, the SEC Reports complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, -12-

as amended (the “Securities Act”), the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes Oxley Act”), as the case may be, and the applicable rules and regulations promulgated thereunder, each as in effect on the date of any such filing. As of the time of filing with the SEC (or, if amended prior to the date of this Agreement, as of the date of such amendment), none of the SEC Reports so filed contained, when filed, any untrue statement of a material fact or omitted to state any material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent that the information in such SEC Reports has been amended or superseded by a later SEC Report filed prior to the date of this Agreement. None of the Company’s subsidiaries is as of the date hereof, or has been since the Applicable Date, subject to the reporting requirements of Section 13 or 15(b) of the Exchange Act. (b) The audited consolidated financial statements of the Company (including all notes thereto) and its subsidiaries included in the SEC Reports filed prior to the date of this Agreement have been prepared, or, in the case of SEC Reports filed after the date of this Agreement, will be prepared, in accordance with GAAP in all material respects applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present, or, in the case of SEC Reports filed after the date of this Agreement, will fairly present, in all material respects the consolidated financial position of the Company and its subsidiaries at the respective dates thereof (taking into account the notes thereto) and the consolidated statements of earnings, cash flows and stockholders’ equity for the periods indicated. The unaudited consolidated financial statements of the Company (including any related notes thereto) for all interim periods included in the SEC Reports filed prior to the date of this Agreement have been prepared, or, in the case of SEC Reports filed after the date of this Agreement, will be prepared, in accordance with GAAP in all material respects applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and except for the absence of footnote disclosure and normal period end adjustments) and fairly present, or, in the case of SEC Reports filed after the date of this Agreement, will fairly present, in all material respects the consolidated financial position of the Company and its subsidiaries as of the respective dates thereof (taking into account the notes thereto) and the consolidated statements of earnings, cash flows and stockholders equity for the periods indicated (subject to normal period-end adjustments). (c) The Company maintains disclosure controls and procedures in material compliance with the requirements of Rules 13a-15 and 15d-15 of the Exchange Act. Such disclosure controls and procedures are effective to ensure that material information required to be disclosed by the Company in reports that it files under the Exchange Act is recorded and reported on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC. The Company maintains internal control over financial reporting (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act) sufficient in all material respects to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Company’s financial statements for external purposes, in each case, in accordance with GAAP. The Company has disclosed based on its most recent evaluation of internal controls prior to the date of this Agreement to the Company’s auditors and the audit committee of the Board of Directors of the Company (A) any “significant deficiencies” and “material weaknesses” in the design or operation of its internal controls over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, -13-

process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The terms “significant deficiencies” and “material weaknesses” have the meanings assigned to such terms in Rule 13a-15(f) of the Exchange Act. (d) As of the date hereof, except (i) as reflected, accrued or reserved against in the financial statements (including all notes thereto) of the Company and its subsidiaries included in the SEC Reports filed prior to the date hereof; (ii) for liabilities or obligations incurred in the ordinary course of business since December 31, 2018; (iii) for liabilities or obligations which have been discharged or paid in full prior to the date of this Agreement and (iv) for liabilities or obligations permitted by this Agreement or incurred pursuant to the transactions contemplated by this Agreement, neither the Company nor any of its subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its subsidiaries (or in the notes thereto). SECTION 3.8 Contracts. (a) Except (i) for this Agreement, (ii) for the Contracts filed as exhibits to the SEC Reports filed prior to the date of this Agreement, (iii) for the Company Plans and Company Stock Plans or (iv) as set forth in Section 3.8 of the Company Disclosure Schedule, as of the date hereof, neither the Company nor any of its subsidiaries is party to or bound by: (i) any Contract that is required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act; (ii) any Contract that contains covenants binding upon the Company or any of its subsidiaries that restrict the ability of the Company or any of its subsidiaries to compete in any business or in any geographic area; (iii) any partnership, joint venture, or other similar Contract, or any Contract relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets, or otherwise); (iv) any Contract under which the Company or any of its subsidiaries is liable for indebtedness in excess of $250,000; (v) any Contract that expressly limits or otherwise restricts the ability of the Company or any of its subsidiaries to pay dividends or make distributions to its stockholders; (vi) any management service, consulting, or any other similar type of Contract; (vii) any Contract with any labor organization; (viii) any Contract with any Governmental Entity; -14-

(ix) any employment, deferred compensation, severance, bonus, retirement, or other similar Contract or plan; (x) any lease of real property; (xi) any Contract with any Affiliate of the Company; (xii) any Contract with the Financial Advisor; and (xiii) any Contract that by its terms calls for (or under which flows) aggregate payments to the Company and its subsidiaries under such Contract of more than $250,000 over the remaining term of such Contract (other than this Agreement or purchase orders for the purchase of inventory and/or equipment in the ordinary course of business and under which purchase orders the Company has no obligation to continue such purchases). Each Contract (i) set forth (or required to be set forth) in Section 3.8 of the Company Disclosure Schedule, (ii) filed as an exhibit to the SEC Reports as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act, or (iii) disclosed by the Company on a Current Report on Form 8-K as a “material contract” (excluding any Company Plan), is referred to herein as a “Material Contract”. (b) A copy of each Material Contract has been made available to Parent. Each of the Material Contracts is a legal, valid and binding obligation of, and enforceable against, the Company or the Company subsidiary that is a party thereto and, to the knowledge of the Company, each other party thereto, and is in full force and effect in accordance with its terms, subject to the Bankruptcy and Equity Exception, except to the extent that any Material Contract expires or terminates in accordance with its terms in the ordinary course of business consistent with past practice. (c) The Company or its subsidiary that is a party to each Material Contract is in material compliance with all terms and requirements of each Material Contract, and no event has occurred that, with notice or the passage of time, or both, would constitute a material breach or default by the Company or any of its subsidiaries under any such Material Contract, and, to the knowledge of the Company, no other party to any Material Contract is in material breach or default (nor, to the knowledge of the Company, has any event occurred which, with notice or the passage of time, or both, would constitute such a material breach or default) under any Material Contract. Neither the Company nor any of its subsidiaries have received written notice from any other party to a Material Contract that such other party intends to terminate, not renew or renegotiate in any material respects the terms of any such Material Contract. SECTION 3.9 Absence of Certain Changes or Events. Since December 31, 2018 through the date of this Agreement, (a) except as contemplated by this Agreement, the Company and its subsidiaries have conducted their business in all material respects in the ordinary course and (b) there has not occurred any event, development, change, effect or occurrence that would reasonably be expected to have a Material Adverse Effect. -15-

SECTION 3.10 Absence of Litigation. Except as set forth on Section 3.10 of the Company Disclosure Schedule, there are no material suits, claims, actions, proceedings, or arbitrations pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries nor any of their respective material properties is or are subject to any material order, writ, judgment, injunction, decree or award. There are no SEC inquiries or investigations or other inquiries or investigations by a Governmental Entity pending or, to the knowledge of the Company, threatened, in each case regarding any accounting practices of the Company or any of its subsidiaries, or any malfeasance by any executive officer of the Company. SECTION 3.11 Employee Benefit Plans. (a) Section 3.11(a) of the Company Disclosure Schedule contains a true and complete list, as of the date of this Agreement, of each material “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), and each other director and employee plan, program, agreement or arrangement, vacation or sick pay policy, fringe benefit plan, compensation, equity or phantom equity, change in control, deferred compensation, incentive compensation, pension, retirement savings, bonus, profit sharing, health, medical or dental, disability, unemployment insurance, severance or employment agreement or any other compensatory plan or policy contributed to, sponsored or maintained by the Company or any of its subsidiaries as of the date of this Agreement for the benefit of any current, former or retired employee or director of the Company or any of its subsidiaries (collectively, the “Company Employees” and such plans, programs, policies, agreements and arrangements, collectively “Company Plans”). (b) With respect to each Company Plan set forth on Section 3.11(a) of the Company Disclosure Schedule, the Company has made available to Parent a true and complete copy thereof (or, if a plan is not written, a written description thereof) and, to the extent applicable, (i) any related trust agreement or other funding instrument, (ii) the most recent determination letter, if any, received from the Internal Revenue Service (the “IRS”), (iii) the most recent summary plan description for each Company Plan for which such summary plan description is required, (iv) for the most recent year (A) the Form 5500 and attached schedules, (B) audited financial statements and (C) actuarial valuation reports, if any, and (v) all pending applications for rulings, determination letters, opinions, no action letters and similar documents filed with any governmental agency (including the United States Department of Labor and the IRS). (c) Except as would not reasonably be expected to be material, (i) each Company Plan has been established and administered in accordance with its terms and in compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the “Code”), and other applicable Laws, rules and regulations, (ii) with respect to each Company Plan, as of the date of this Agreement, no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Company, threatened and (iii) neither the Company nor any of its subsidiaries has engaged in a transaction in connection with which the Company or any of its subsidiaries reasonably would be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a Tax imposed pursuant to Section 4975 or 4976 of the Code. Each Company Plan which is intended to be -16-

qualified under Section 401(a) of the Code has received a determination letter to that effect from the IRS and, to the knowledge of the Company, no circumstances exist which would reasonably be expected to adversely affect such qualification. (d) Except as set forth in Section 3.11(d) of the Company Disclosure Schedule, no Company Plan exists that as a result of the consummation of the transactions contemplated by this Agreement will (i) entitle any Company Employee to severance pay, unemployment compensation or any other payment, except as contemplated by this Agreement or as required by applicable Law, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such Company Employee, except as contemplated by this Agreement, or (iii) result in payments which would not reasonably be expected to be deductible under Section 280G of the Code. (d) No Company Plan is and neither the Company nor any of its current or former subsidiaries or ERISA Affiliates sponsors, maintains or contributes to, or has ever sponsored, maintained or contributed to (or been obligated to sponsor, maintain or contribute to), (i) a multiemployer plan, as defined in Section 3(37) or 4001(a)(3) of ERISA, (ii) a multiple employer plan within the meaning of Section 4063 or 4064 of ERISA or Section 413 of the Code, (iii) an employee benefit plan that is subject to Section 302 of ERISA, Title IV of ERISA or Section 412 of the Code or (iv) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA). (f) Neither the Company nor any Company subsidiary sponsors, maintains or contributes to any plan, program or arrangement that provides for post-retirement or other post- employment welfare benefits, including life insurance and health coverage (other than health care continuation coverage as required by applicable Law). SECTION 3.12 Labor and Employment Matters. Except as set forth on Section 3.12 of the Company Disclosure Schedule, the Company and its subsidiaries are in material compliance with all Laws applicable to the Company respecting employment and employment practices and terms and conditions of employment, including all minimum wage and overtime Laws and wage payment Laws, employee notification, leave, affirmative action, child labor, immigration, employment discrimination, disability rights or benefits Laws, and since December 31, 2017 have not received any written notice of an investigation, charge, citation, penalty, or assessment from any Governmental Entity with respect to such labor and employment Laws, and have not, and are not, engaged in any unfair labor practice. The Company is not a party to any collective bargaining agreement with any labor organization representing any Company Employees. There is no known union organizing activity ongoing among the employees of the Company or any subsidiary of the Company, nor has any union or labor organization made any demand for recognition. Since the December 31, 2017, there are and have been no strikes, work stoppages, slowdowns, lockouts or similar labor disputes pending or, to the knowledge of the Company, threatened. There is no material unfair labor practice charge or comparable or analogous complaint pending before the National Labor Relations Board (or equivalent regulatory body, tribunal or authority) against the Company. There is no material grievance, arbitration hearing, or arbitration award pending or, to the knowledge of the Company, threatened against the Company. To the knowledge of the Company, all employees, agents, -17-

and contractors of the Company and its subsidiaries are legally authorized to work in the United States either because of their status as United States citizens, legal permanent residents, or by virtue of possessing a visa under Law relating to immigration control which visa allows for such employee to work in the United States. None of the Company or its subsidiaries has knowingly hired, recruited or referred for a fee a Person who is not legally authorized to be employed in the United States, or knowingly employed a Person that is not legally authorized to be employed in the United States or continued to employ a Person knowing the Person ceased to be legally authorized to be employed in the United States. The Company and its subsidiaries have properly completed in all material respects all reporting and verification requirements pursuant to applicable Law relating to immigration control for all of its employees, agents and contractors including the Form I-9. The Company and its subsidiaries have retained for each current employee the Form I-9 throughout such employee’s period of employment with the Company or such subsidiary and has retained a Form I-9 for each former employee of the Company or such subsidiary for a period of one (1) year from the date of termination of such employee or three (3) years from the date of hire, whichever is later. Since the December 31, 2017, neither the Company nor any of its subsidiaries has received any written notice from any Governmental Entity that either the Company or such subsidiary is in violation of any Law pertaining to immigration control or that any current, former employee, agent or contractor of either the Company or such subsidiary is or was not legally authorized to be employed in the United States or is or was using an invalid social security number and there is no pending or threatened charge or complaint under the Immigration Reform and Control Act of 1986 against the Company or its subsidiaries. SECTION 3.13 Insurance. All insurance policies of the Company and its subsidiaries (a) are in full force and effect and provide insurance in such amounts and against such risks as is sufficient to comply with applicable Law and as is customary in the industries in which the Company and its subsidiaries operate, (b) neither the Company nor any of its subsidiaries is in material breach or default, and neither the Company nor any of its subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination or modification of, any of such insurance policies, (c) to the Company’s knowledge, no insurer of any such policy has been declared insolvent or placed in receivership, conservatorship or liquidation and (d) no notice of cancellation or termination, other than pursuant to the expiration of a term, has been received with respect to any such policy. The Company has made available to Parent complete copies of all such policies (including without limitation copies of all written amendments, supplements, waivers of rights and other modifications). Insurance coverages of similar scope and amounts of coverage have been maintained continuously and no policy limits have been exhausted or materially eroded or reduced. The assets of the Company and its subsidiaries are insured to full replacement cost value. The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies. The Company has not failed to give any notice or present any claims under any applicable insurance policy in a due and timely fashion. No insurer has denied, rejected, questioned, disputed or made any reservation of rights regarding any pending claims by the Company or its subsidiaries. There are no open -18-

claims by the Company or its subsidiaries with any insolvent carriers and there are no historical material claims where coverage has been denied. SECTION 3.14 Properties; Sufficiency of Assets. (a) Except as set forth on Section 3.14(a) of the Company Disclosure Schedules, the Company or a subsidiary of the Company owns and has good and valid title to, or holds valid rights to lease or otherwise use, all items of real and personal property that are material to the business of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects, and imperfections of title (“Liens”) (except in all cases for (A) Liens permissible under any applicable loan agreements and indentures, (B) statutory liens securing payments not yet due, (C) such imperfections or irregularities of title, Liens, charges, easements, covenants and other restrictions or encumbrances as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties; easements, rights of way, options, reservations or other similar matters or restrictions or exclusions which would be shown by a current title report or other similar report; and any condition or other matter, if any, that may be shown or disclosed by a current and accurate survey or physical inspection, (D) encumbrances for current Taxes or other governmental charges not yet due and payable or for Taxes that are being contested in good faith by appropriate proceeding and for which adequate reserves have been provided, (E) pledges or deposits made in the ordinary course of business to secure obligations under workers’ compensation, unemployment insurance, social security, retirement and similar Laws or similar legislation or to secure public or statutory obligations, (F) mechanics’, carriers’, workmen’s, repairmen’s or other like encumbrances arising or incurred in the ordinary course of business, and (G) mortgages, or deeds of trust, security interests or other encumbrances on title related to indebtedness reflected on the consolidated financial statements of the Company) (items in clauses (A) through (G) are referred to herein as “Permitted Liens”). Neither the Company nor any subsidiary of the Company owns any real property. (b) Section 3.14(b) of the Company Disclosure Schedule sets forth a list of all personal property (including equipment) that is material to the business that is owned or leased by the Company or any of its Subsidiaries. The assets owned or leased by the Company or its subsidiaries (including real, personal, tangible, and intangible property), or that each otherwise has or will have the right to use (including real, personal, tangible, and intangible property), constitute all of the assets held for use or used in connection with as presently conducted or as proposed to be conducted. All material machinery and equipment owned or leased by the Company or its subsidiaries are in good operating condition and state of repair in all material respects in light of the age and use thereof, subject only to ordinary wear and tear. All real property used by the Company and its subsidiaries is in good repair and operating condition in all material respects in light of the age and use thereof, ordinary wear and tear excepted. No person or improvement is encroaching in any material respect upon any of the real property, and none of the activities of the Company on the real property or any of the improvements thereon are encroaching in any material respect upon the property of others or easements or rights-of-way in favor of others. SECTION 3.15 Tax Matters. -19-

(a) All Tax Returns required to be filed by, or on behalf of, the Company or any of its subsidiaries have been timely filed, or will be timely filed, in accordance with all applicable laws, and are true and correct in all material respects. The Company and each of its subsidiaries has timely paid (or has had paid on its behalf) in full all Taxes due (whether or not shown on a Tax Return) except with respect to matters contested in good faith or for which adequate reserves have been established in accordance with GAAP. There are no Liens with respect to Taxes upon any of the assets or properties of either Company or its subsidiaries, other than with respect to Taxes not yet due and payable. (b) The Taxes payable by the Company and the subsidiaries of the Company since the date of the financial statements contained in the last SEC Reports through the Closing Date with respect to all taxable periods and portions thereof through the Closing Date will not exceed the reserve therefore, as adjusted through the Closing Date for the passage of time and ordinary course business operations of the Company and its subsidiaries, by an amount that is material to the Company and its subsidiaries, taken as a whole. (c) As of the date hereof, there are no pending Tax audits, examinations, investigations, dispute, claim or other proceedings with respect to the Company or any of its subsidiaries that are material to the Company and its subsidiaries taken as a whole. As of the date hereof, to the knowledge of the Company, no such audits, investigations or proceedings have been threatened in writing, in each case, that are material to the Company and its subsidiaries, taken as a whole. (d) No deficiencies for any Taxes have been proposed or assessed against the Company or any of its subsidiaries, and there is no outstanding audit, assessment, dispute or claim concerning any Tax liability of the Company or any of its subsidiaries claimed, pending or raised by a Taxing Authority. No written claim has ever been made by any Governmental Entity in a jurisdiction where neither the Company nor any of its subsidiaries files Tax Returns that it is or may be subject to taxation by that jurisdiction. (e) There are no Liens on any of the assets of the Company or any of its subsidiaries that arose in connection with any failure (or alleged failure) to pay Tax, other than for Taxes that are not yet due and payable or for Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. (f) Neither the Company nor any of its subsidiaries (A) is or has ever been a member of an affiliated group (other than a group the common parent of which is the Company) filing a consolidated federal income Tax Return or (B) has any liability for Taxes of any person arising from the application of Treasury Regulation section 1.1502-6 or any analogous provision of state, local or foreign law, or as a transferee or successor, by contract, or otherwise. (g) None of the Company or any of its subsidiaries is a party to, is bound by or has any obligation under any Tax sharing or Tax indemnity agreement or similar contract or arrangement, other than (i) agreements solely between or among the Company and/or any of its subsidiaries or (ii) agreements entered into in the ordinary course that do not relate primarily to Taxes. -20-

(h) Except for the distribution of Bagger Dave’s Burger Tavern, Inc. on December 25, 2016, none of the Company or any of its subsidiaries has been either a “distributing corporation” or a “controlled corporation” in a distribution occurring during the last two years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable. (i) Neither the Company nor Bagger Dave’s Burger Tavern, Inc. has since December 25, 2016 undergone an acquisition of at least 50% of its shares. (j) The Company obtained an opinion of tax counsel at a “should” level of comfort that the spin-off of Bagger Dave’s Burger Tavern, Inc. was tax free under Section 355(a) and (e) of the Code. (k) All material Taxes required to be withheld, collected or deposited by or with respect to the Company and each of its subsidiaries have been timely withheld, collected or deposited as the case may be, and to the extent required, have been paid to the relevant Taxing Authority. (l) No closing agreement pursuant to section 7121 of the Code (or any similar provision of state, local or foreign law) has been entered into by or with respect to the Company or any of its subsidiaries. (m) Neither the Company nor any of its subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) (or any similar provision of state, local or foreign Law). For purposes of this Agreement: (i) “Taxes” means all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, license, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever imposed by any Taxing Authority, and payments in lieu of taxes owed to any Taxing Authority, together with all interest, penalties and additions imposed with respect to such amounts; (ii) “Tax Return” means all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Taxing Authority; and (iii) “Taxing Authority” means any Governmental Entity exercising any authority to impose, regulate or administer the imposition of Taxes. SECTION 3.16 Proxy Statement. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the proxy statement to be sent to the stockholders of the Company in connection with the Stockholders Meeting (such proxy statement, as amended or supplemented, the “Proxy Statement”) will, at the date it (and any amendment or supplement thereto) is first published, sent or given to the -21-

stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement will, at the time of the Stockholders Meeting, comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by or on behalf of Parent or Merger Sub or any of their respective representatives which is contained or incorporated by reference in the Proxy Statement. SECTION 3.17 Intellectual Property. Except as would not be material, (a) the Company and its subsidiaries own, free and clear of all Liens except Permitted Liens, or have the right to use the Intellectual Property used in their business as currently conducted; (b) the conduct of the Company’s business as currently conducted does not infringe, misappropriate or violate the Intellectual Property rights of any Person, and the Company and its subsidiaries have not received any written claim or allegation of same within the past three (3) years; (c) no Person is infringing, misappropriating or violating the Intellectual Property owned by the Company or its subsidiaries; and (d) the Company and its subsidiaries take all reasonable actions to protect the secrecy of their material trade secrets and confidential information and the security and operation of their material software and systems, and to the knowledge of the Company, there have been no security breaches, unauthorized intrusions, or failures of same within the last three (3) years. SECTION 3.18 Environmental Matters. Except as would not be material: (a) the Company and its subsidiaries are operating in compliance with all applicable Environmental Laws, including having all permits required under any applicable Environmental Law for the operation of the business as currently conducted; (b) neither the Company nor any of its subsidiaries, to the knowledge of the Company, has released or discharged any Hazardous Substances on, at, under, in, or from any real property owned, leased or operated by it that is (i) currently subject to any investigation, remediation or monitoring, or (ii) reasonably likely to result in liability to the Company or any subsidiary, in either case (i) or (ii) under any applicable Environmental Laws; (c) neither the Company nor any of its subsidiaries is a party to, or has received written notice of, any pending or threatened claim, complaint, suit or demand alleging that it is in violation of or has liability under any Environmental Laws; (d) neither the Company nor any of its subsidiaries is a party to any order, decree, settlement agreement, or similar arrangement imposing on it any obligation under any applicable Environmental Laws that remains unfulfilled; and (e) neither the Company nor any of its subsidiaries has contractually assumed or retained any liabilities under any applicable Environmental Laws in any acquisition or divestiture of any property or business. -22-

For purposes of this Agreement, the following terms shall have the meanings assigned below: “Environmental Laws” shall mean all federal, state, local or international laws (including common law), rules, orders, regulations, statutes, ordinances, codes or decrees concerning pollution or protection of the environment. “Hazardous Substances” shall mean any dangerous, toxic, hazardous or radioactive waste, material, or substance, any pollutant or contaminant, and any other terms of similar meaning, as defined in any applicable Environmental Law (including petroleum or petroleum products, polychlorinated biphenyls and asbestos). SECTION 3.19 Opinion of Financial Advisor. Duff & Phelps, LLC (the “Financial Advisor”) has delivered to the Board of Directors of the Company its written opinion (or oral opinion to be confirmed in writing), dated as of the date of this Agreement, that, as of such date and based upon, and subject to, the factors, assumptions and limitations set forth therein, the Per Share Merger Consideration is fair, from a financial point of view, to the holders of Common Stock, a true, correct and complete copy of which opinion has been delivered to Parent solely for informational purposes promptly following receipt thereof by the Company. SECTION 3.20 Brokers. No broker, finder or investment banker (other than the Financial Advisor) is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company, any of its subsidiaries, or any of their respective officers, directors or employees. Prior to the date of this Agreement, the Company has made available to Parent a copy of all Contracts pursuant to which the Financial Advisor is entitled to any fees and expenses from the Company or any of its Affiliates in connection with the transactions contemplated by this Agreement (which Contracts may be redacted with respect to terms that do not relate to the transactions contemplated by this Agreement). SECTION 3.21 Business Continuity. None of the computer software, computer hardware (whether general or special purpose), telecommunications capabilities (including all voice, data and video networks) and other similar or related items of automated, computerized, and/or software systems and any other networks or systems and related services that are used by or relied on by the Companies in the conduct of their business (collectively, the “Systems”) have experienced bugs, failures, breakdowns, or continued substandard performance in the past twelve (12) months that has caused any substantial disruption or interruption in or to the use of any such Systems by the Company. SECTION 3.22 Suppliers. Section 3.22 of the Company Disclosure Schedule sets forth a list of the twenty-five (25) largest suppliers of the Company, as measured by the dollar amount of payments to or purchases therefrom, during each of the three fiscal years ended immediately prior to the date of this Agreement and the period beginning on the first day of the current fiscal year and ending on August 31, 2019, showing purchases by the Company from each such supplier during such periods. Since December 31, 2018, no supplier listed on Section 3.22 of the Company Disclosure Schedule has terminated its -23-

relationship with the Company or materially changed the pricing or other terms of its business with the Company and no such supplier has notified the Company in writing that it intends to terminate or materially change the pricing or other terms of its business with the Company. SECTION 3.23 Takeover Statutes. Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 4.9, the Board of Directors has taken and will take all actions so that the restrictions applicable to business combinations contained in or contemplated by (a) the “acquisition of controlling interest” statutes set forth in Sections 78.378 through 78.3793 of the NRS, inclusive; (b) the “combinations with interested stockholders” statutes set forth in Sections 78.411 through 78.444 of the NRS, inclusive; and (c) any other similar antitakeover statute or regulation enacted under state or federal Laws in the United States applicable to the Company are, and will be, inapplicable to the execution, delivery and performance of this Agreement and to the consummation of the Merger and the transactions contemplated hereby. SECTION 3.24 No Other Representations or Warranties. Except for the representations and warranties contained in this Article III, each of Parent and Merger Sub acknowledges that neither the Company nor any other Person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company or with respect to any other information provided to Parent or Merger Sub, including any information, documents, projections, forecasts or other material made available to Parent or Merger Sub in certain “data rooms” or management presentations in expectation of the transactions contemplated by this Agreement. ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB Parent and Merger Sub each hereby represent and warrant to the Company that, except as set forth on the corresponding sections or subsections of the disclosure schedules delivered to the Company by Parent and Merger Sub concurrently with entering into this Agreement (the “Parent Disclosure Schedule”), it being agreed that disclosure of any item in any section or subsection of the Parent Disclosure Schedule shall also be deemed disclosure with respect to any other section or subsection of this Agreement to which the relevance of such item is reasonably apparent: SECTION 4.1 Organization. Each of Parent and Merger Sub is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and, to the extent such concept is applicable, is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or, to the extent such concept is applicable, in such good standing, or to have such power or authority, would not, individually or in the aggregate, reasonably -24-

be expected to prevent, materially delay or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement. Parent has made available to the Company prior to the date of this Agreement a complete and correct copy of the articles of incorporation and bylaws of Merger Sub, each as amended to the date of this Agreement, and each as so delivered in full force and effect. SECTION 4.2 Authority. Each of Parent and Merger Sub has all requisite corporate or similar power and authority, and has taken all corporate or other action necessary, in order to execute, deliver and perform its obligations under, this Agreement, and to consummate the Merger and the other transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or similar action by the Boards of Directors of Parent and Merger Sub and Parent has approved and adopted this Agreement and the transactions contemplated hereby, including the Merger, in its capacity as sole stockholder of Merger Sub and delivered to the Company evidence of its vote or action by written consent approving and adopting this Agreement in accordance with applicable Law, the articles of incorporation and bylaws of Merger Sub, and no other corporate proceeding or stockholder or similar action on the part of Parent or Merger Sub or any of their Affiliates is necessary to authorize this Agreement, to perform their respective obligations hereunder, or to consummate the transactions contemplated hereby (other than the filing with the Nevada Secretary of State of the Certificate of Merger as required by the NRS). This Agreement has been duly executed and delivered by each of Parent and Merger Sub and is a valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception. SECTION 4.3 No Conflict; Required Filings and Consents. (a) The execution, delivery and performance of this Agreement by Parent and Merger Sub do not, and the consummation of the Merger and the other transactions contemplated hereby, including the ownership and operation of the Company and its subsidiaries following the Effective Time, and the compliance with the provisions of this Agreement will not (i) breach or violate the certificate of incorporation or bylaws of Parent, the articles of incorporation or bylaws of Merger Sub or the comparable governing instruments of any of their respective subsidiaries, (ii) assuming that all consents, approvals and authorizations contemplated by subsection (b) below have been obtained, and all filings described in such clauses have been made, conflict with or violate any Law, rule, regulation, order, judgment or decree applicable to Parent or Merger Sub or by which either of them or any of their respective properties are bound or (iii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, or result in the creation of a Lien (except a Permitted Lien) on any of the material assets of Parent or Merger Sub pursuant to, any Contracts to which Parent or Merger Sub, or any Affiliate thereof, is a party or by which Parent or Merger Sub or any of their Affiliates or its or their respective properties are bound (including any Contract to which an Affiliate of Parent or Merger Sub is a party). -25-

(b) No Consent or Filing with, any Governmental Entity or third party is required for or in connection with the execution and delivery of this Agreement by Parent or Merger Sub or the consummation by Parent or Merger Sub of the transactions contemplated hereby, other than Consents and Filings that have been obtained or made by Parent or Merger Sub or the failure of which to obtain or make would not reasonably be expected to prevent, materially delay or materially impede the consummation of the transactions contemplated hereby. SECTION 4.4 Absence of Litigation. As of the date of this Agreement, there are no civil, criminal, administrative or other suits, claims, actions, proceedings or arbitrations pending or, to the knowledge of Parent, threatened against Parent or Merger Sub or any of their respective subsidiaries, other than any such suit, claim, action, proceeding or investigation that would not or would not reasonably be expected to, prevent, materially delay or materially impede the consummation of the transactions contemplated hereby. Neither Parent nor any of its subsidiaries nor any of their respective properties is subject to any order, writ, judgment, injunction, decree or award that would, or would reasonably be expected to, prevent, materially delay or materially impede the consummation of the transactions contemplated hereby. SECTION 4.5 Operations and Ownership of Merger Sub. The authorized capital stock of Merger Sub consists solely of 100 shares of common stock, par value $0.001 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at and immediately prior to the Effective Time will be, owned by Parent or a direct or indirect subsidiary of Parent. Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and prior to the Effective Time will have engaged in no other business activities and will have no assets, liabilities or obligations of any nature other than as expressly contemplated herein. SECTION 4.6 Proxy Statement. None of the information supplied or to be supplied by or on behalf of each of Parent and Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, at the date it (and any amendment or supplement thereto) is first published, sent or given to the stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Parent and Merger Sub with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Company. Parent and Merger Sub will take all commercially reasonable efforts to supply information necessary for the Proxy Statement as promptly as practicable. SECTION 4.7 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent or Merger Sub for which the Company would have liability in a circumstance where the Merger is not consummated. -26-

SECTION 4.8 Ownership of Shares. None of Parent, Merger Sub or any of their respective Affiliates or subsidiaries beneficially owns (as defined in Rule 13d-3 under the Exchange Act) any Shares or any securities that are convertible into or exchangeable or exercisable for Shares, or holds any rights to acquire or vote any Shares, or any option, warrant, convertible security, stock appreciation right, swap agreement or other security, contract right or derivative position, whether or not presently exercisable, that provides Parent, Merger Sub, or any of their respective Affiliates or subsidiaries with an exercise or conversion privilege or a settlement payment or mechanism at a price related to the value of the Shares or a value determined in whole or part with reference to, or derived in whole or part from, the value of the Shares, in any case without regard to whether (i) such derivative conveys any voting rights in such securities to such Person or such Person’s Affiliates, (ii) such derivative is required to be, or capable of being, settled through delivery of securities or (iii) such Person or such Person’s Affiliates may have entered into other transactions that hedge the economic effect of such derivative. SECTION 4.9 Vote/Approval Required. No vote or consent of the holders of any class or series of capital stock of Parent or any of its Affiliates is necessary to approve this Agreement or the transactions contemplated hereby, including the Merger. The vote or consent of Parent as the sole stockholder of Merger Sub (which shall have occurred immediately following the execution of this Agreement) is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve this Agreement or the transactions contemplated hereby, including the Merger. SECTION 4.10 Solvency. Assuming that (a) the conditions to the obligation of Parent and Merger Sub to consummate the Merger set forth in Section 7.1 and Section 7.2 have been satisfied or waived and (b) the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2018 fairly presents the consolidated financial condition of the Company and its subsidiaries as at the end of the periods covered thereby and the consolidated results of earnings of the Company and its subsidiaries for the periods covered thereby, then immediately following the Effective Time and after giving effect to all of the transactions contemplated by this Agreement, the payment of the aggregate consideration to which the stockholders of the Company are entitled under Article II, funding of any obligations of the Surviving Corporation or its subsidiaries which become due or payable by the Surviving Corporation and its subsidiaries in connection with, or as a result of, the Merger and payment of all related fees and expenses, the Surviving Corporation and each of its subsidiaries, taken as a whole, will not: (i) be insolvent (either because its financial condition is such that the sum of its debts, including contingent and other liabilities, is greater than the fair market value of its assets or because the fair saleable value of its assets is less than the amount required to pay its probable liability on its existing debts, including contingent and other liabilities, as they mature); (ii) have unreasonably small capital for the operation of the businesses in which it is engaged or proposed to be engaged; or (iii) have incurred debts, or be expected to incur debts, including contingent and other liabilities, beyond its ability to pay them as they become due. -27-

SECTION 4.11 Available Funds; Financing. (a) Parent’s and Merger Sub’s obligations hereunder are not subject to any conditions regarding Parent’s, Merger Sub’s, or any other Person’s ability to obtain financing for the transactions contemplated herein. (b) On or prior to the date hereof, Parent has delivered to the Company a correct and complete copy of (i) a fully executed commitment letter (including all exhibits, schedules and annexes thereto, as amended, restated, replaced, substituted, supplemented or otherwise modified in accordance with Section 6.12(d), the “Debt Commitment Letter”) by and among Parent and the lenders party thereto (together with any financing sources under any Alternative Financing, the “Financing Sources”) confirming their respective commitments to provide Parent with debt financing in connection with the transactions contemplated hereby (the “Debt Financing”) and (ii) a fully executed commitment letter (including all exhibits, schedules and annexes thereto, as amended, restated, replaced, substituted, supplemented or otherwise modified in accordance with Section 6.12(d), the “Equity Commitment Letter” and together with the Debt Commitment Letter, the “Financing Commitment Letters”) from the Sponsor confirming its commitment to provide Parent with equity financing in connection with the transactions contemplated hereby (the “Equity Financing” and together with the Debt Financing, the “Financing”). (c) Each of the Financing Commitment Letters is a legal, valid and binding obligation of Parent and, to the knowledge of Parent, each other party thereto, enforceable against Parent and, to the knowledge of Parent, each other party thereto in accordance with its terms, subject to the Bankruptcy and Equity Exception. As of the date hereof, (i) the respective commitments contained in the Financing Commitment Letters have not been withdrawn, terminated or rescinded in any respect, and (ii) assuming the accuracy of the representations and warranties in Article III and satisfaction of the conditions set forth in Section 7.1 and Section 7.2, Parent has no reason to believe any will be withdrawn or rescinded. (d) As of the date hereof, Parent has fully paid or caused to be fully paid any and all commitment fees or other fees required to be paid in connection with the Financing Commitment Letters that are payable on or prior to the date hereof. There are no side letters or other agreements, or Contracts to which Parent or any of its Affiliates is a party which are related to the funding or investing, as applicable, of the portion of the Financing to be funded on the Closing Date that would prevent or materially delay the availability of the Financing contemplated by the Financing Commitment Letters to be funded at the Closing (if all conditions to Closing set forth herein were otherwise satisfied in accordance with the terms hereof). At the Closing, assuming the Financing is funded in accordance with the Financing Commitment Letters, the net proceeds contemplated by the Financing Commitment Letters will in the aggregate, together with Parent’s available cash and cash equivalents, be sufficient for Parent to satisfy all of the payment obligations of Parent under this Agreement, including (i) paying the aggregate Per Share Merger Consideration, (ii) paying all fees and expenses incurred by it or for which it is responsible in connection with this Agreement and are due and payable at the Closing, and (iii) repayment and discharge of the Bank Credit Facility. Except as specifically set forth in the Financing Commitment Letters, there are no conditions precedent to the -28-

obligations of the lenders or Sponsor to fund the portion of the Financing to be funded on the Closing Date. SECTION 4.12 No Other Information. Parent and Merger Sub acknowledge that the Company makes no representations or warranties as to any matter whatsoever except as expressly set forth in Article III. The representations and warranties set forth in Article III are made solely by the Company, and no Representative of the Company shall have any responsibility or liability related thereto. SECTION 4.13 Disclaimer. Parent and Merger Sub each acknowledges and agrees that it has not relied on any representation, warranty or other statement by any Person on behalf of the Company or any of its subsidiaries, other than the representations and warranties of the Company expressly contained in Article III of this Agreement, and that all other representations and warranties are specifically disclaimed. Without limiting the foregoing, each of Parent and Merger Sub further acknowledges and agrees that none of the Company or any of its stockholders, directors, officers, employees, Affiliates, advisors, agents or other Representatives has made any representation or warranty concerning any estimates, projections, forecasts, business plans or other forward-looking information regarding the Company, its subsidiaries or their respective businesses and operations. SECTION 4.14 Limited Guarantee. Concurrently with the execution of this Agreement, the Sponsor has delivered to the Company the Limited Guarantee. The execution, delivery and performance by the Sponsor of the Limited Guarantee and the consummation by the Sponsor of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action. The Limited Guarantee has been duly executed and delivered by the Sponsor and constitutes the legal, valid and binding obligations of the Sponsor, enforceable against the Sponsor in accordance with its terms, subject to the Bankruptcy and Equity Exception. No event has occurred which, with or without notice, lapse of time or both, would result in a default by the Sponsor under the Limited Guarantee. ARTICLE V CONDUCT OF BUSINESS PENDING THE MERGER SECTION 5.1 Conduct of Business of the Company Pending the Merger. From the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with Article VIII, except as otherwise contemplated by this Agreement, as set forth in Section 5.1 of the Company Disclosure Schedule, as required by applicable Laws or unless Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed), (a) the business of the Company and its subsidiaries shall be conducted in the ordinary course of business and the Company shall use its commercially reasonable efforts to preserve substantially intact its business organization, and material business relationships with Governmental Entities, customers, suppliers, distributors, creditors, and lessors, and (b) without limiting the foregoing, the Company shall not: -29-

(i) amend or otherwise change its Articles of Incorporation or Bylaws, in each case in any material respect; (ii) except with respect to Company subsidiaries, make any acquisition of (whether by merger, consolidation or acquisition of stock or substantially all of the assets), or make any investment in any interest in, any corporation, partnership or other business organization or division thereof, in each case, except for (A) purchases of equipment, inventory and other assets in the ordinary course of business or pursuant to existing Contracts or (B) acquisitions or investments that do not exceed $250,000 in the aggregate; (iii) issue, sell, or dispose of, any shares of capital stock, ownership interests or voting securities, or any options, warrants, convertible securities or other rights of any kind to acquire or receive any shares of capital stock, any other ownership interests or any voting securities (including stock appreciation rights, phantom stock or similar instruments), of the Company or any of its subsidiaries (except for the issuance of Shares upon the exercise, vesting or settlement of Options or Restricted Stock, for any issuance, sale or disposition to the Company or a wholly owned subsidiary of the Company by any subsidiary of the Company or the grant of Options or Restricted Stock or any other award permitted to be granted under any Company Stock Plan or ESPP, on terms and conditions consistent with Section 5.1(b)(iii) of the Company Disclosure Schedule); (iv) reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire any shares of capital stock of the Company (except (a) for the acquisition of Shares tendered by directors or employees in connection with a cashless or net settled exercise of Options or in order to pay the exercise price or Taxes in connection with the exercise, vesting or settlement of Options or Restricted Stock or (b) in connection with a share repurchase program in effect as of the date hereof); (v) other than Permitted Liens, create or incur any Lien in excess of $500,000 of notional debt in the aggregate on any material assets of the Company or its subsidiaries (other than subsidiaries acquired following the date hereof); (vi) make any loans or advances to any Person (other than the Company or any of its subsidiaries or affiliates) other than in the ordinary course of business or not in excess of $500,000 in the aggregate; (vii) sell or otherwise dispose of (whether by merger, consolidation or disposition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or otherwise sell, assign, exclusively license, allow to expire, or dispose of any assets, rights or properties other than (A) sales, dispositions or licensing of equipment and/or inventory and other assets in the ordinary course of business or pursuant to existing Contracts or (B) other sales, assignments, exclusive licenses, expirations or dispositions of assets, rights or properties to the Company or of assets, rights or properties with a value of less than $100,000 in the aggregate; (viii) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock; -30-

(ix) commit, make or authorize any capital expenditures, except as set forth in the budget set forth in Section 5.1 of the Company Disclosure Schedule, in excess of $250,000 in the aggregate during any 12-month period, but as to any expenditures individually in excess of $100,000 and not set forth on such budget, only after reasonable consultation with Parent; (x) other than in the ordinary course of business or as required by Law, extend, modify or fail to perform the terms of any Material Contract in any material respect or terminate any Material Contract; (xi) enter into any Contract that would have been a Material Contract had it been entered into prior to the date of this Agreement, other than (i) in the ordinary course of business consistent with past practice or (ii) to renew or replace any Material Contract that has expired or terminated in accordance with its terms; (xii) except for borrowings under the Company’s and its subsidiaries’ Credit Facilities and except for intercompany loans between the Company and any of its wholly owned subsidiaries or between any wholly owned subsidiaries, incur indebtedness in excess of $100,000, or modify in any material respect in a manner adverse to the Company the terms of any such indebtedness, or assume, guarantee or endorse the obligations of any Person (other than a wholly owned subsidiary of the Company), in each case, in excess of $100,000, other than (A) in the ordinary course of business, pursuant to letters of credit or otherwise, (B) in replacement or refinancing of existing indebtedness on financial terms substantially comparable (subject to commercially availability and prevailing debt markets) to, or more favorable than, the terms of the indebtedness being replaced or refinanced, (C) guarantees by the Company or its subsidiaries of indebtedness of its subsidiaries, or (D) any commodity, currency, sale or hedging agreements which can be terminated on ninety (90) days or less notice; (xiii) except as contemplated by Section 6.9 or except to the extent required under any Company Plan or as required by applicable Law, (A) increase the compensation or benefits of any of its directors, officers or employees (except in the ordinary course of business with respect to employees who are not directors or executive officers), (B) grant or increase any severance or termination pay to any of its officers or other employees at the level of director or above not provided for under any Company Plan (except in the ordinary course of business with respect to employees who are not directors or executive officers), (C) enter into any employment, consulting or severance agreement or arrangement with any of its present officers or other employees, except for offers of employment and severance agreements in the ordinary course of business with employees who are not directors or executive officers or in connection with a replacement hiring or promotions in the ordinary course of business, or (D) establish, adopt, enter into or amend in any material respect or terminate any Company Plan, except as would not materially increase the costs to the Company; (xiv) make any material change in any accounting principles, except as may be appropriate to conform to statutory or regulatory accounting rules or GAAP or regulatory requirements with respect thereto; (xv) other than as required by applicable Law or GAAP (or as required to conform to any changes in statutory or regulatory accounting rules (including GAAP or -31-

regulatory requirements with respect thereto)), (A) file any amended Tax Return, (B) make any change to any method of accounting (or accounting principles in connection therewith), (C) make or change any Tax election, (D) surrender any claim for a refund of Taxes, (E) consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company or any of its subsidiaries, (F) enter into any agreement affecting Taxes, (G) seek any Tax ruling from any Tax Authority, or (H) fail to pay any material amount of Tax as it becomes due, in each case in clauses (A) through (H), which would be material to the Company and its subsidiaries, taken as a whole; (xvi) other than in the ordinary course of business or as required by applicable Law, enter into or amend in any material respect any material collective bargaining agreement with any labor organization representing any Company Employees; (xvii) settle or compromise any material litigation, other than settlements or compromises of litigation where the amount paid does not exceed $100,000 or, if greater, does not materially exceed the total incurred case reserve amount for such matter maintained by the Company and/or its subsidiaries, and in each case does not otherwise impose material restrictions or liabilities on the Company and its subsidiaries; (xviii) fail to pay insurance premiums, and report claims to its insurance carriers in a timely manner, if they occur, or fail to continue to maintain current coverage or suitable renewals thereof prior to closing, or take any actions (other than bona fide claims) which would make any of the Company’s insurance policies void or voidable or that might result in an increase in premium under a policy or prejudice the ability to effect equivalent insurance in the future; or (ix) agree, authorize or commit to do any of the foregoing actions described in Section 5.1(i) through Section 5.1(xviii). SECTION 5.2 Conduct of Business of Parent and Merger Sub Pending the Merger. Each of Parent and Merger Sub agrees that, between the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement in accordance with Article VIII, it shall not, and it shall cause each of its Affiliates not to, directly or indirectly, take any action (including any action with respect to a third-party) that would, or would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the Merger or the other transactions contemplated by this Agreement or their respective ability to satisfy their obligations hereunder. Parent shall, immediately following execution of this Agreement, deliver to the Company evidence of its vote or action by written consent approving and adopting this Agreement in accordance with applicable Law and the articles of incorporation and bylaws of Merger Sub. SECTION 5.3 No Control of Other Party’s Business. Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s or its subsidiaries’ operations prior to the Effective Time, and nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct Parent’s or its subsidiaries’ operations prior to the Effective Time. Prior to -32-

the Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its subsidiaries’ respective operations. ARTICLE VI ADDITIONAL AGREEMENTS SECTION 6.1 Acquisition Proposals. (a) The Company shall not, and shall cause its subsidiaries, directors, officers, and employees not to, and shall direct and use reasonable best efforts to cause their respective consultants, attorneys, accountants, financial advisors, agents, investment bankers or other representatives (“Representatives”) of the Company and its subsidiaries not to, directly or indirectly, (i) initiate, solicit or knowingly encourage or otherwise knowingly facilitate any inquiries with respect to, or the making of, any Acquisition Proposal or any offer or proposal that would reasonably be expected to lead to an Acquisition Proposal, (ii) engage, continue or otherwise participate in any negotiations or discussions concerning, or provide access to its properties, books and records or any confidential information or data to, any Person relating to an Acquisition Proposal or any offer or proposal that would reasonably be expected to lead to an Acquisition Proposal, (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Acquisition Proposal or (iv) execute or enter into, any letter of intent, merger agreement, acquisition agreement or other similar agreement for any Acquisition Proposal; provided that it is understood and agreed that any determination or action by the Board of Directors of the Company permitted under Section 6.1(b) or Section 6.1(c) shall not be deemed to be a breach or violation of this Section 6.1(a) or, in the case of Section 6.1(b)(i) – (iv), give Parent a right to terminate this Agreement pursuant to Section 8.1(e)(ii). The Company shall, and shall cause its subsidiaries and their respective directors, officers and employees to, and shall use its reasonable best efforts to cause their respective Representatives to, (i) immediately cease and cause to be terminated any solicitations, discussions, negotiations or other activities with any Person (other than the Parties) in connection with an Acquisition Proposal, in each case that exist as of the date hereof, and (ii) promptly request each Person (other than the Parties) that has prior to the date hereof executed a confidentiality agreement in connection with its consideration of acquiring the Company to return or destroy all confidential information furnished to such Person by or on behalf of it or any of its subsidiaries prior to the date hereof. The Company shall promptly (and in any event within twenty-four (24) hours of the Company obtaining knowledge thereof) notify Parent orally and in writing of the receipt of any inquiries, proposals or offers, any requests for information, or any requests for discussions or negotiations with the Company or any of its Representatives, in each case with respect to an Acquisition Proposal or any offer or proposal that would reasonably be expected to lead to an Acquisition Proposal after the date hereof, which notice shall include a summary of the material terms of, but not the identity of the Person making, such Acquisition Proposal, and if applicable, copies of any such written requests, proposals or offers, including proposed agreements, and thereafter shall keep Parent reasonably informed, on a prompt basis (after in any event within twenty-four (24) hours), of any material developments regarding any Acquisition Proposals or any material change to the terms and status of any such Acquisition Proposal or the material aspects of any bid process established by the Company to review such proposals or offers. The Company -33-

agrees that neither it nor any of its subsidiaries shall terminate, waive, or amend to similar effect any existing confidentiality, standstill or similar agreement to which it or one of its subsidiaries is a party, except to the extent that prior to, but not after, obtaining the Company Requisite Vote, after consultation with outside legal counsel, the Company Board determines that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law. (b) Notwithstanding anything to the contrary in Section 6.1(a) or Section 6.3, nothing contained in this Agreement shall prevent the Company or its Board of Directors from: (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to stockholders in connection with the making or amendment of a tender offer or exchange offer), making any “stop-look-and-listen” communication to the stockholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communications to the stockholders of the Company) or from making any legally required disclosure to stockholders with regard to the transactions contemplated by this Agreement or an Acquisition Proposal (provided that neither the Company nor its Board of Directors may take any action that would constitute a Change in Recommendation in respect of an Acquisition Proposal unless permitted by Section 6.1(c); (ii) prior to obtaining the Company Requisite Vote, contacting and engaging in discussions with any Person or group and their respective Representatives who has made an Acquisition Proposal that was not solicited in material breach of Section 6.1(a), solely for the purpose of clarifying such Acquisition Proposal and the terms thereof; (iii) prior to, but not after, obtaining the Company Requisite Vote, providing access to its properties, books and records and providing information or data in response to a request therefor by a Person or group who has made an Acquisition Proposal that was not initiated, solicited, encouraged or facilitated in violation of this Agreement if the Board of Directors (A) shall have determined in good faith, after consultation with its legal counsel and financial advisors, that such Acquisition Proposal would reasonably be expected to constitute, result in or lead to a Superior Proposal, and (B) has received from the Person so requesting such information an executed Acceptable Confidentiality Agreement; provided, that any such access, information or data has previously been provided to Parent or is provided to Parent prior to or substantially concurrently with the time such access, information or data is provided to such Person or group; (iv) prior to, but not after, obtaining the Company Requisite Vote, contacting and engaging in any negotiations or discussions with any Person or group and their respective Representatives who has made an Acquisition Proposal that was not initiated, solicited, encouraged or facilitated in violation of this Agreement (which negotiations or discussions need not be solely for clarification purposes) if the Board of Directors shall have determined in good faith, after consultation with its legal counsel and -34-

financial advisors, that such Acquisition Proposal would reasonably be expected to constitute, result in or lead to a Superior Proposal; (v) prior to, but not after, obtaining the Company Requisite Vote, making a Change of Recommendation (but only if permitted by Section 6.3); or (vi) taking any actions, engaging in any communications, discussions, or negotiations or entering into any agreement with respect to the Right of First Refusal or the Franchisor Consent in accordance with the terms of the Franchise Agreements. (c) Notwithstanding anything in this Section 6.1 to the contrary, if, at any time prior to, but not after, obtaining the Company Requisite Vote, the Company’s Board of Directors determines in good faith, after consultation with its financial advisors and outside legal counsel, in response to an Acquisition Proposal not initiated, solicited, encouraged or facilitated in violation of this Agreement, that such proposal would, if consummated, result in a Superior Proposal, the Company or its Board of Directors may terminate this Agreement pursuant to Section 8.1(d)(iii) to enter into a definitive agreement with respect to such Superior Proposal; provided that the Company pays to Parent any Company Termination Fee required to be paid pursuant to Section 8.2(b)(i); provided, further, that the Company will not be entitled to terminate this Agreement in accordance with Section 8.1(d)(iii) unless (x) the Company delivers to Parent a written notice (a “Company Notice”) advising Parent that the Company’s Board of Directors proposes to take such action and containing the material terms and conditions of the Superior Proposal that is the basis of the proposed action by the Board of Directors of the Company (but not the identity of the party making such Superior Proposal) and (y) at or after 5:00 p.m., New York City time, on the third (3rd) day immediately following the day on which the Company delivered the Company Notice and copies of any written proposals, offers or proposed agreements (such period from the time the Company Notice is provided until 5:00 p.m. New York City time on the third (3rd) day immediately following the day on which the Company delivered the Company Notice, the “Notice Period”), the Company reaffirms in good faith (after consultation with its outside counsel and financial advisor) that such Acquisition Proposal continues to constitute a Superior Proposal. If requested by Parent, the Company will, and will cause its Representatives to, during the Notice Period, engage in good faith negotiations with Parent and its Representatives to make such adjustments in the terms and conditions of this Agreement so that such Acquisition Proposal would cease to constitute a Superior Proposal. The Company agrees to notify Parent promptly if it determines during such Notice Period not to terminate this Agreement and enter into the definitive agreement referred to in the Company Notice. Any material amendment to the terms of a proposed agreement relating to a Superior Proposal will be deemed to be a new proposal or proposed agreement relating to a Superior Proposal for purposes of this Section 6.1(c), including with respect to the Notice Period. (d) For purposes of this Agreement, the following terms shall have the meanings assigned below: (i) “Acquisition Proposal” means any proposal or offer from any Person or group of Persons (other than Parent, Merger Sub or their respective Affiliates) relating to (A) any merger, consolidation, dissolution, liquidation, recapitalization, reorganization, spin off, share exchange, business combination, purchase, or similar transaction with respect to the Company or -35-

any of its subsidiaries or (B) any direct or indirect acquisition or purchase of a business that constitutes 20% or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole, or 20% or more of the total voting power of the equity securities of the Company, any tender offer or exchange offer that if consummated would result in any Person or group of Persons beneficially owning 20% or more of the total voting power of the equity securities of the Company, or any merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, joint venture, partnership, dissolution or similar transaction involving the Company (or any subsidiary or subsidiaries of the Company whose business constitutes 20% or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole); provided, however, that notwithstanding anything to the contrary contained in this Agreement, neither the Right of First Refusal nor any proposal or offer with respect to the Right of First Refusal shall constitute an Acquisition Proposal. (ii) “Superior Proposal” means an Acquisition Proposal involving (A) assets that generate more than 50% of the consolidated total revenues of the Company and its subsidiaries, taken as a whole, (B) assets that constitute more than 50% of the consolidated total assets of the Company and its subsidiaries, taken as a whole, or (C) more than 50% of the total voting power of the equity securities of the Company, in each case, that the Board of Directors of the Company in good faith determines would, if consummated, result in a transaction that is more favorable to the stockholders of the Company than the transactions contemplated hereby after taking into account all financing (including availability thereof) aspects of such Acquisition Proposal, the likelihood and timing of consummation thereof (as compared to the transactions contemplated hereby), and such other factors and matters considered appropriate in good faith by the Board of Directors of the Company, and after taking into account any changes to the terms of this Agreement irrevocably offered in writing by Parent in response to such Superior Proposal pursuant to, and in accordance with, Section 6.1(c). SECTION 6.2 Proxy Statement. Unless the Board of Directors of the Company has made a Change of Recommendation, the Company shall, with the assistance of Parent, prepare and file with the SEC, as promptly as practical after the date of this Agreement (and in any event within twenty (20) Business Days after the date of this Agreement), the Proxy Statement. Parent, Merger Sub and the Company will cooperate and consult with each other in the preparation of the Proxy Statement and any amendments or supplements thereto. Without limiting the generality of the foregoing, each of Parent and Merger Sub will furnish to the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement. Unless the Board of Directors of the Company has made a Change of Recommendation, the Company shall use its reasonable best efforts to resolve all SEC comments with respect to the Proxy Statement as promptly practicable after receipt thereof. Each of Parent, Merger Sub and the Company agree to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading. The Company agrees that the Proxy Statement will, at the time that it is first published, sent or given to the stockholders of the Company and at the time of the stockholders meeting, comply in all material respects with the requirements of the Exchange Act and the regulations and rules promulgated thereunder, and shall, as soon as reasonably practicable, notify Parent and Merger Sub of the receipt of any comments from the SEC with respect to the Proxy Statement and any request by the -36-

SEC for any amendment to the Proxy Statement or for additional information. Unless the Board of Directors of the Company has made a Change of Recommendation, the Recommendation shall be included in the Proxy Statement. SECTION 6.3 Stockholders Meeting. Unless the Board of Directors of the Company has made a Change of Recommendation, the Company, acting through its Board of Directors (or a committee thereof), shall promptly following confirmation by the SEC that the SEC has no further comments on the Proxy Statement, take all reasonable action necessary to duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of approving and adopting this Agreement (including any adjournment or postponement thereof, the “Stockholders Meeting”) and shall not, without the prior written consent of Parent, postpone, recess or adjourn such meeting; provided that the Company may postpone, recess or adjourn such meeting without the prior written consent of Parent (i) to the extent required by Law or fiduciary duty, (ii) to allow reasonable additional time to solicit additional proxies to the extent the Company reasonably believes necessary in order to obtain the Company Requisite Vote, (iii) if as of the time for which the Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement), the Company has not received proxies representing a sufficient number of Company Shares to obtain the Company Requisite Vote or there are insufficient Shares represented (either in person or by proxy) and voting to constitute a quorum necessary to conduct the business of the Stockholders Meeting or (iv) to allow reasonable additional time for the filing and dissemination of any supplemental or amended disclosure which the Board of Directors of the Company has determined in good faith after consultation with outside counsel is necessary under applicable Law or to prevent the breach of fiduciary duty and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the Stockholders Meeting to the extent so determined to be necessary; provided that the Stockholders Meeting shall not be postponed, recessed or adjourned pursuant to this provision to a date that is more than thirty (30) days after the date on which the Stockholders Meeting was originally scheduled without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed). The Company, acting through its Board of Directors (or a committee thereof), shall subject to Section 6.1(c), (a) include in the Proxy Statement the Recommendation and the written opinion of the Financial Advisor, dated as of the date of this Agreement, that, as of such date, the Per Share Merger Consideration is fair, from a financial point of view, to the holders of the Common Stock and (b) use its reasonable best efforts to obtain the Company Requisite Vote, including to actively solicit proxies necessary to obtain the Company Requisite Vote; provided that the Board of Directors of the Company may fail to include the Recommendation in the Proxy Statement or withdraw, modify or change the Recommendation, or formally resolve to effect or publicly announce an intention to effect any of the foregoing (a “Change of Recommendation”) and, following such Change of Recommendation, may fail to use its reasonable best efforts if it shall have determined in good faith, after consultation with outside legal counsel to the Company, that the failure of the Board of Directors of the Company to effect a Change of Recommendation would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to hold the Stockholders Meeting if this Agreement is terminated. -37-

SECTION 6.4 Consents and Regulatory Approvals. (a) During the Interim Period, the Parties will, in order to consummate the transactions contemplated hereby and except to the extent a different standard is specified in another applicable provision of this Agreement, (i) proceed diligently and in good faith and use best efforts, as promptly as practicable, to, in the case of the Company, obtain the Consents and Filings listed in Section 3.5(b) of the Company Disclosure Schedule, and, in the case of Parent, obtain the Consents and Filings listed in Section 4.3(b) of the Parent Disclosure Schedule, and to make all required filings with, and to give all required notices to, the applicable Governmental Entities, and (ii) cooperate in good faith with the applicable Governmental Entities or other Persons and provide promptly such other information and communications to such Governmental Entities or other Persons as such Governmental Entities or other Persons may reasonably request in connection therewith. The Company shall not consent to any voluntary delay of the Closing at the behest of any Governmental Entity without the consent of Parent, which consent shall not be unreasonably withheld, delayed or conditioned. (b) During the Interim Period, the Parties will provide prompt notification to each other when any such approval referred to in Section 6.4(a) is obtained, taken, made, given or denied, as applicable, and will advise each other of any material communications with any Governmental Entity or other Person regarding any of the transactions contemplated by this Agreement, including (i) giving the other Parties prompt notice of the making or commencement of any material, written request, inquiry, investigation, action or legal proceeding by or before any Governmental Entity with respect to the Merger or any of the other transactions contemplated by this Agreement; and (ii) keeping the other Parties informed as to the status of any such request, inquiry, investigation, action or legal proceeding. Subject to applicable Laws relating to the exchange of information, and unless prohibited by the reasonable request of any Governmental Entity, Parent and the Company shall have the right to review in advance and, to the extent practicable, each will consult with the other on and consider in good faith the views of the other in connection with, all of the information relating to Parent or the Company, as the case may be, and any of their respective subsidiaries, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement. In exercising the foregoing rights, each of the Company and Parent shall act reasonably and as promptly as practicable. Notwithstanding the foregoing, commercially and/or competitively sensitive information and materials of a Party may be provided to the other Party on an outside counsel-only basis. (c) Notwithstanding anything in this Agreement and this Section 6.4, Parent and Merger Sub agree that the making of the Filings and obtaining the Consents listed in Section 3.5(b) of the Company Disclosure Schedule and Section 4.3(b) of the Parent Disclosure Schedule and the making of any other required Filings and the obtaining of any other required Consents with or from any Governmental Entity, are the responsibility of Parent and Merger Sub, and that Parent and Merger Sub shall, and shall cause their Affiliates to, take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to make such Filings or obtain such Consents with or from any Governmental Entity as are required in connection with the consummation of the transactions contemplated hereby, including (i) taking such actions and agreeing to such requirements, commitments, restrictions, rate, capitalization or other concessions or conditions to mitigate any concerns as may be requested or required by a -38-

Governmental Entity in connection with any Filing or Consent, (ii) proposing, negotiating, committing to and effecting, by consent decree, settlement agreement, hold separate order or otherwise, the sale, divestiture or disposition of businesses, product lines or assets of Parent or its Affiliates (including the Surviving Corporation and its subsidiaries) or any interests therein, (iii) terminating or restructuring existing relationships, contractual or governance rights or obligations of Parent or its Affiliates (including the Surviving Corporation and its subsidiaries), (iv) terminating any venture or other arrangement and (v) otherwise taking or committing to take actions that after the Closing Date would limit Parent’s or its Affiliates’ (including the Surviving Corporation’s and its subsidiaries’) freedom of action with respect to, or its ability to retain or control, one or more of the businesses, product lines or assets of Parent and its Affiliates (including the Surviving Corporation and its subsidiaries) or any interests therein, in each case as may be required in order to enable the consummation of the transactions contemplated hereby to occur as soon as reasonably possible (and in any event no later than the End Date) and to otherwise avoid the entry of, or to effect the dissolution of, any preliminary or permanent injunction which would otherwise have the effect of preventing the consummation of the transactions contemplated hereby as soon as reasonably possible (and in any event no later than the End Date). Without limiting the foregoing, from the date hereof through the Closing Date, Parent and Merger Sub agree that except as may be agreed in writing by the Company, Parent and Merger Sub shall not, shall cause their Affiliates not to, and shall not permit any action, which would reasonably be expected to impact the ability of the Parties to secure all required Filings or Consents with or from any Governmental Entity to consummate the transactions hereunder, or take any action with any Governmental Entity relating to the foregoing, or agree, in writing or otherwise, to do any of the foregoing, in each case which would reasonably be expected to delay or prevent the consummation of the transactions contemplated hereby or result in the failure to satisfy any condition to consummation of the transactions contemplated hereby. (d) Subject to the obligations under Section 6.4(a), in the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Entity or private party challenging the Merger or any other transaction contemplated by this Agreement, or any other agreement contemplated hereby, (i) each of Parent, Merger Sub and the Company shall cooperate in all respects with each other and use its respective best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement, and (ii) Parent and Merger Sub must defend, at their cost and expense, any action or actions, whether judicial or administrative, in connection with the transactions contemplated by this Agreement. Notwithstanding the foregoing, the Company and its subsidiaries shall not be required to agree to any term or take any action in connection with its obligations under this Section 6.4(d) that is not conditioned upon consummation of the Merger. SECTION 6.5 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (a) any notice or other communication received by such Party from any Governmental Entity in connection with the Merger or the other transactions contemplated hereby or from any Person alleging that the consent of such Person is or may be required in connection with the Merger, if the subject matter of such communication or the failure of such Party to obtain such consent -39-

would reasonably be expected to be material to the Company, the Surviving Corporation or Parent and (b) any actions commenced or, to such Party’s knowledge, threatened against, relating to or involving or otherwise affecting such Party or any of its subsidiaries which relate to the Merger or the other transactions contemplated hereby; provided that the delivery of any notice pursuant to this Section 6.5 shall not (i) cure any breach of, or non- compliance with, any other provision of this Agreement or (ii) limit the remedies available to the Party receiving such notice. The Parties agree and acknowledge that the Company’s, on the one hand, and Parent’s on the other hand, compliance or failure of compliance with this Section 6.5 shall not be taken into account for purposes of determining whether the condition referred to in Section 7.2(b) or Section 7.3(b), respectively, shall have been satisfied with respect to performance in all material respects with this Section 6.5. SECTION 6.6 Access to Information; Confidentiality. (a) From the date hereof to the Effective Time or the earlier termination of this Agreement pursuant to Article VIII, upon reasonable prior written notice from Parent, the Company shall, and shall use its reasonable best efforts to cause its subsidiaries, officers, directors and employees to, afford the Representatives of Parent reasonable access, consistent with applicable Law, during business hours to its officers, employees, properties, offices, and other facilities and to all books and records, and shall furnish Parent with all financial, operating and other data and information as Parent, through its Representatives, may from time to time reasonably request in writing. Notwithstanding the foregoing, any such investigation or consultation shall be conducted in such a manner as not to interfere unreasonably with the business or operations of the Company or its subsidiaries and shall not include any environmental sampling or invasive environmental testing. Neither the Company nor any of its subsidiaries shall be required to provide access or to disclose information where such access or disclosure would jeopardize any attorney-client privilege of the Company or any of its subsidiaries, or contravene any Law, rule, regulation, order, judgment, decree or binding agreement entered into prior to the date of this Agreement, provided, that the Company shall have used commercially reasonable efforts to make appropriate substitute arrangements under circumstances in which the restrictions of this sentence would apply. All requests for information made pursuant to this Section 6.6(a) shall be directed to the executive officer or other Person designated by the Company. (b) Each of Parent and Merger Sub will comply with terms and conditions of the Non-Disclosure Agreement, dated December 17, 2018, between the Company and Parent (the “Confidentiality Agreement”), and will hold and treat, and will cause their respective officers, employees, auditors and other representatives to hold and treat, in confidence all documents and information concerning the Company and its subsidiaries furnished to Parent or Merger Sub in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement, which Confidentiality Agreement shall remain in full force and effect in accordance with its terms. Notwithstanding the foregoing, the Confidentiality Agreement shall be deemed amended as of the date hereof (i) to permit Parent and its Affiliates to take any action permitted to be taken hereunder, including any action taken by Parent in connection with an Acquisition Proposal by a Person other than Parent, (ii) such that each of the Representatives and financing sources hereunder shall be deemed a “Representative” under the Confidentiality Agreement and (iii) to permit disclosure of information by financing sources in -40-

accordance with any confidentiality provisions substantially consistent therewith entered into with any financing sources in connection with financing. The Company acknowledges and agrees that nothing in this Agreement, or the taking of any action permitted by this Agreement, shall constitute or be deemed a request from Parent that the Company amend, waive, grant any consent under or otherwise not enforce any provision of the Confidentiality Agreement or any reference to any desire or intention to do so. SECTION 6.7 Stock Exchange Delisting. Prior to the Closing Date, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of NASDAQ to enable the delisting by the Surviving Corporation of the Shares from the NASDAQ Capital Market and the deregistration of the Shares under the Exchange Act as promptly as practicable after the Effective Time; provided, that the Company shall not cause or permit the Shares to be delisted or deregistered prior to the Effective Time. SECTION 6.8 Publicity. The initial press release regarding the Merger shall be a joint press release of the Parties and (except in connection with (a) a Change of Recommendation or an Acquisition Proposal, (b) any dispute between or among the Parties regarding this Agreement or the transactions contemplated hereby or (c) a press release or other public statement that is consistent in all material respects with previous press releases, public disclosures or public statements made by a Party in accordance with this Agreement, including in investor conference calls, SEC Filings, Q&As or other publicly disclosed documents, in each case, to the extent such disclosure is still accurate) thereafter the Company and Parent shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Entity (including any national securities exchange or interdealer quotation service) with respect thereto, except as may be required by Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or interdealer quotation service or by the request of any Governmental Entity (or, in the case of the Company, by the fiduciary duties of the Board of Directors of the Company as reasonably determined by the Board of Directors of the Company after consultation with legal counsel). Notwithstanding the foregoing, following a Change of Recommendation, neither the Company nor Parent shall require the prior consent of the other Party to issue any press release or otherwise make public announcements with respect to the Merger and the other transactions contemplated by this Agreement, but the Company and Parent shall consult with each other prior to any such issuance or announcement. SECTION 6.9 Employee Benefits. (a) For a period of at least one year following the Effective Time, Parent shall provide, or shall cause the Surviving Corporation to provide, to each employee of the Company or its subsidiaries who continues to be employed by the Company or the Surviving Corporation or any subsidiary or Affiliate thereof (each a “Continuing Employee” and collectively, the “Continuing Employees”), (i) a salary or wage that, in each case, is no less favorable than the salary or wage that was provided to such Continuing Employee immediately prior to the -41-

Effective Time, and (ii) welfare and other benefits that are no less favorable in the aggregate to the welfare and other benefits provided to such Continuing Employee immediately prior to the Effective. (b) Parent shall honor and assume, or shall cause to be honored and assumed, the terms of all Company Plans, subject to the amendment and termination provisions thereof. (c) Parent shall (i) cause any pre-existing conditions or limitations and eligibility waiting periods under any group health plans of Parent or its Affiliates to be waived with respect to Continuing Employees and their eligible dependents, (ii) give each Continuing Employee credit for the plan year in which the Effective Time occurs towards applicable deductibles and annual out-of-pocket limits for medical expenses incurred prior to the Effective Time for which payment has been made and (iii) to the extent that such service was recognized under a similar Company Plan, give each Continuing Employee service credit for such Continuing Employee’s employment with the Company for purposes of eligibility to participate and vesting credit (but excluding benefit accrual under any defined benefit pension plan) under each applicable Parent benefit plan as if such service had been performed with Parent; provided that such recognition of service shall not apply (x) for purposes of any Parent benefit plan under which similarly situated employees of Parent and its subsidiaries do not receive credit for prior service, (y) to the extent it would result in a duplication of benefits or (z) for purposes of any plan or arrangement that is grandfathered or frozen, either with respect to the level of benefits or participation. (d) If Parent determines that an event would trigger obligations under the Worker Adjustment and Retraining Notification Act and the regulations promulgated thereunder or any similar state or local Law (collectively, the “WARN Act”) within sixty (60) days following the Effective Time, the Company or the Company’s subsidiaries shall, at Parent’s reasonable request, distribute WARN Act notices on Parent’s behalf to such employees as directed by Parent in a form prepared by Parent in compliance with the WARN Act. (e) Nothing in this Agreement shall confer upon any Continuing Employee any right to continue in the employ or service of Parent, the Surviving Corporation or any Affiliate of Parent, or shall interfere with or restrict in any way the rights of Parent, the Surviving Corporation or any Affiliate of Parent, which rights are hereby expressly reserved, to discharge or terminate the services of any Continuing Employee at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between Parent, the Surviving Corporation, the Company or any Affiliate of Parent and the Continuing Employee or any severance, benefit or other applicable plan, policy or program covering such Continuing Employee. Notwithstanding any provision in this Agreement to the contrary, nothing in this Section 6.9 shall (i) be deemed or construed to be an amendment or other modification of any Company Plan, (ii) prevent Parent, the Surviving Corporation or any Affiliate of Parent from amending or terminating any Company Plans in accordance with their terms or (iii) create any third-party rights in any current or former service provider of the Company or its Affiliates (or any beneficiaries or dependents thereof). SECTION 6.10 Directors’ and Officers’ Indemnification and Insurance. -42-

(a) From and after the Effective Time, each of Parent and the Surviving Corporation agrees that it will indemnify and hold harmless each present and former director and officer of the Company or any of its subsidiaries (in each case, when acting in such capacity) (the “Indemnified Parties”), against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities or awards paid in settlement (collectively, “Costs”) actually and reasonably incurred in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative and whether formal or informal (each, a “Proceeding”), arising out of, relating to or in connection with matters existing or occurring at or prior to the Effective Time (including the fact that such Person is or was a director or officer of the Company or any of its subsidiaries or any acts or omissions occurring or alleged to occur prior to the Effective Time), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under Nevada Law and its Articles of Incorporation and Bylaws in effect on the date of this Agreement to indemnify such Person (and Parent or the Surviving Corporation shall advance expenses (including reasonable legal fees and expenses) incurred in the defense of any Proceeding, including any expenses incurred in enforcing such Person’s rights under this Section 6.10, regardless of whether indemnification with respect to or advancement of such expenses is authorized under the Articles of Incorporation, the Bylaws or the articles of incorporation and bylaws, or equivalent organizational documents, of any subsidiary; provided that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined by a court of competent jurisdiction that such Person is not entitled to indemnification pursuant to this Section 6.10); provided, further, that any determination required to be made with respect to whether an officer’s or director’s conduct complies with the standards set forth under Nevada Law and the Company’s Articles of Incorporation and Bylaws shall be made by independent counsel selected by the Surviving Corporation. In the event of any such Proceeding (x) neither Parent nor Surviving Corporation shall settle, compromise or consent to the entry of any judgment in any Proceeding in which indemnification could be sought by such Indemnified Party hereunder, unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such Proceeding or such Indemnified Party otherwise consents, and (y) the Surviving Corporation shall cooperate in the defense of any such matter. In the event any Proceeding is brought against any Indemnified Party and in which indemnification could be sought by such Indemnified Party under this Section 6.10, (i) the Surviving Corporation shall have the right to control the defense thereof after the Effective Time (it being understood that, by electing to control the defense thereof, the Surviving Corporation will be deemed to have waived any right to object to the Indemnified Party’s entitlement to indemnification hereunder with respect thereto), (ii) each Indemnified Party shall be entitled to retain his or her own counsel, whether or not the Surviving Corporation shall elect to control the defense of any such Proceeding, (iii) the Surviving Corporation shall pay all reasonable fees and expenses of any counsel retained by an Indemnified Party promptly after statements therefor are received, whether or not the Surviving Corporation shall elect to control the defense of any such Proceeding, and (iv) no Indemnified Party shall be liable for any settlement effected without his or her prior express written consent. (b) Any Indemnified Party wishing to claim indemnification under Section 6.10(a), upon learning of any such Proceeding, shall promptly notify Parent thereof, but the failure to so notify shall not relieve Parent or the Surviving Corporation of any liability it may -43-

have to such Indemnified Party except to the extent such failure materially prejudices the indemnifying Party. (c) The provisions in the Surviving Corporation’s articles of incorporation and bylaws with respect to indemnification, advancement of expenses and exculpation of former or present directors and officers shall be no less favorable to such directors and officers than such provisions contained in the Company’s Articles of Incorporation and Bylaws in effect as of the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years after the Effective Time in any manner that would adversely affect the rights thereunder of any such individuals. (d) Parent shall maintain, or shall cause the Surviving Corporation to maintain, at no expense to the beneficiaries, in effect for at least six (6) years from the Effective Time the current policies of the directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company (provided that Parent or the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are not less advantageous to any beneficiary thereof) with respect to matters existing or occurring at or prior to the Effective Time and from insurance carriers having at least an “A” rating by A.M. Best with respect to directors’ and officers’ liability insurance. At the Company’s option, the Company may purchase from insurance carriers with comparable credit ratings, prior to the Effective Time, a six-year prepaid “tail policy” providing at least the same coverage and amounts containing terms and conditions that are no less advantageous to the insured than the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its subsidiaries with respect to claims arising from facts or events that occurred at or before the Effective Time, including the transactions contemplated hereby, and from insurance carriers having at least an “A” rating by A.M. Best with respect to directors’ and officers’ liability insurance. In the event the Company elects to purchase such a “tail policy”, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain such “tail policy” in full force and effect and continue to honor their respective obligations thereunder; provided, however, that in no event shall Parent or the Surviving Corporation be required to expend for such policies an annual premium amount in excess of 300% of the annual premiums currently paid by the Company for such insurance; and, provided further that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall obtain a policy with the greatest coverage available for a cost not exceeding such amount. (e) If Parent or the Surviving Corporation or any of their respective successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation shall assume all of the obligations set forth in this Section 6.10. (f) The provisions of this Section 6.10 shall survive the Merger and are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their heirs and representatives. -44-

(g) The rights of the Indemnified Parties under this Section 6.10 shall be in addition to any rights such Indemnified Parties may have under the Articles of Incorporation or Bylaws of the Company or the comparable governing instruments of any of its subsidiaries, or under any applicable Contracts or Laws. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or its officers, directors and employees, it being understood that the indemnification provided for in this Section 6.10 is not prior to, or in substitution for, any such claims under any such policies. SECTION 6.11 Financing Cooperation. (a) The Company shall, and shall cause its subsidiaries and its and their respective Representatives to, use its and their respective commercially reasonable efforts to provide such cooperation as may be reasonably requested by Parent or Merger Sub in connection with the Debt Financing made by Parent or any of its subsidiaries, including, as applicable, by: (i) using reasonable best efforts to, upon reasonable advance notice, cause the Company’s senior management to participate in a reasonable number of due diligence meetings, drafting sessions, rating agency presentations, lender meetings, investor road shows and meetings with parties acting as arrangers, bookrunners, underwriters, initial purchasers, placement agents and/or other lenders and investors for the Debt Financing; (ii) providing such customary historical financial and other customary pertinent information with respect to the Company and its subsidiaries (including, without limitation, information required by Regulation S-X and Regulation S-K under the Securities Act) as may be reasonably requested by Parent for use in connection with the Debt Financing and designating, upon request, whether any such information is suitable to be made available to lenders and other investors who do not wish to receive material non-public information with respect to the Company and its subsidiaries; (iii) providing information regarding the Company and its subsidiaries reasonably necessary to assist Parent in preparing pro forma financial statements if Parent determines such pro forma financial statements are legally required or customary in connection with the Debt Financing, it being understood that the Company need only assist in the preparation thereof, but shall not be required to independently prepare any separate pro forma financial statements and shall not be required to change its fiscal year; (iv) providing reasonable assistance to the Parent and its subsidiaries in connection with the preparation by the Parent of offering memoranda, private placement memoranda, prospectuses, prospectus supplements, registration statements, bank confidential information memoranda, lender and investor presentations, road show materials, rating agency presentations and similar documents and materials, in each case, under this subsection (iv), in connection with the Debt Financing and reasonably assisting with the preparation of the definitive documents for the Debt Financing, including by providing information reasonably necessary for the completion of any schedules thereto, in each case to the extent, and solely to the extent, such materials relate to information concerning the Company and its subsidiaries; (v) using commercially reasonable efforts to cause the Company’s accountants to cooperate with Parent, including by participating in accounting due diligence sessions upon reasonable advance notice, using reasonable best efforts to obtain the consent of, the Company’s accountants (including by providing customary for Parent’s use of the financial statements of the Company and its subsidiaries in any marketing or offering materials to be used in connection with the Debt Financing; (vi) cooperating reasonably with any customary due diligence requests by Parent, its Financing Sources and their respective counsel; (vii) reasonably assisting Parent in obtaining corporate, family, credit, facility -45-

and securities ratings from rating agencies; (viii) furnishing promptly (and in any event at least three (3) days prior to the Closing date by parties acting as lead arranges, agents or underwriters, as applicable, required by any Governmental Entity in connection with the Debt Financing under applicable “know your customer” and anti-money laundering rules and regulations, including the U.S. Patriot Act; (xi) providing reasonable assistance in the preparations for the pledging of collateral and taking customary ministerial company actions, in each case, effective only upon the Closing; and (x) delivering notices of prepayment within the time periods required by the Company Credit Agreements and using reasonable best efforts to obtain customary payoff letters, lien terminations and instructions of discharge to the extent, and in the manner contemplated by, this Section 6.11 hereof, and give any other necessary notices to allow for the payoff , discharge and termination of all indebtedness required by this Agreement to be repaid and terminated (subject to the provisions of this Section 6.11). (b) Notwithstanding anything to contrary contained in Section 6.11(a), in no event shall the Company or any of its Subsidiaries be required to (1) bear any cost or expense, pay any fee, or incur any other actual or potential liability in connection with the Debt Financing prior to the Effective Time for which it is not reimbursed or is not otherwise indemnified by or on behalf of Parent, (2) take any actions to the extent such actions would unreasonably interfere with their respective ongoing business or operations, (3) take any action that would be effective prior to the Closing Date and would reasonably be expected to conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under any of their respective organizational documents or any applicable laws or any other material contracts to which such Person is a party, (4) become an issuer or other obligor with respect to the Debt Financing prior to the Closing Date, (5) pledge any assets or collateral, execute any definitive agreement in respect of the Debt Financing or any closing certificate or other agreement, or incur any liability or indebtedness in connection with the Debt Financing prior to the Closing Date, in each case, that would be effective prior to the Closing Date, or (6) execute or deliver, or take any corporate or other action to adopt or approve, any document, agreement, certificate or instrument with respect to the Debt Financing that will be effective before the Closing Date. (c) If this Agreement is terminated pursuant to Article VIII, Parent shall promptly (and, in any event, within 14 days) following the receipt of a written request from the Company, reimburse the Company for all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented fees of its attorneys and independent accountants) incurred by the Company or any of its Subsidiaries in connection with the cooperation of the Company and its Subsidiaries contemplated by this Section 6.11. Parent shall indemnify, defend and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all losses, damages, awards, fines, penalties, expenses, fees, costs and amounts paid in settlement (including reasonable and documented fees and reasonable and documented expenses of counsel) suffered or incurred by them in connection with the cooperation of the Company and its Subsidiaries pursuant to this Section 6.11 except to the extent suffered or incurred as a result of the bad faith, gross negligence or willful misconduct of the Company, its Subsidiaries or any of their respective Representatives. SECTION 6.12 Financing Activities. -46-

(a) Subject to the other terms and conditions of this Agreement, during the period from the date hereof through the earlier of the Closing or the termination of this Agreement in accordance with its terms, Parent shall use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to arrange and obtain the proceeds of the Financing on the terms and conditions described in the Financing Commitment Letters, including using reasonable best efforts to: (i) maintain in effect the Financing Commitment Letters except as otherwise provided pursuant to clauses (c) and (d) of this Section 6.12 until the transactions contemplated by this Agreement are consummated, (ii) satisfy, or cause to be satisfied, on a timely basis (or obtain the waiver of) all conditions applicable to Parent in the Financing Commitment Letters, (iii) negotiate and enter into definitive agreements with respect to the Financing (the “Financing Agreements”) on the terms and conditions contemplated by the Financing Commitment Letters, (iv) pay all commitment fees or other fees required by the Financing Commitment Letters to be paid as they become due, and (v) consummate the Financing at or prior to the time the Closing is required to occur pursuant to Section 1.2. (b) During the period from the date of this Agreement through the earlier of the Closing or the termination of this Agreement in accordance with this terms, Parent shall use reasonable best efforts to provide the Company with reasonably prompt written notice, and in any event within two (2) Business Days of becoming aware, of any of the following, to the extent occurring prior to the Closing: (i) any material breach or default by any party to the Financing Commitment Letters or any Financing Agreement of which Parent becomes aware that would reasonably be expected to materially delay the Closing (if all conditions to Closing set forth herein were otherwise satisfied in accordance with the terms hereof) or prevent the ability of Parent to consummate on the Closing Date the transactions contemplated by this Agreement on the terms and subject to the conditions set forth herein; (ii) the receipt by Parent of any written notice or other written communication from any Person with respect to any (x) breach, default, termination or repudiation by any party to a Financing Commitment Letter or (y) dispute or disagreement between or among any parties to any Financing Commitment Letter (other than any customary negotiations with respect to the terms of the Financing), which, in each case, would reasonably be expected to delay the Closing (if all conditions to Closing set forth herein were otherwise satisfied in accordance with the terms hereof) or prevent the ability of Parent to consummate on the Closing Date (if all conditions to Closing set forth herein were otherwise satisfied in accordance with the terms hereof) the transactions contemplated by this Agreement on the terms and subject to the conditions set forth herein; and (iii) of any expiration or termination of any Financing Commitment Letter. (c) Subject to the other terms and conditions of this Agreement, during the period from the date hereof through the earlier of the Closing or the termination of this Agreement in accordance with its terms, if any portion of the Financing becomes unavailable for any reason on the terms and conditions contemplated in the Financing Commitment Letters and such portion of the Financing is required to fund the transactions contemplated by this Agreement on the terms and conditions set forth herein, Parent shall use reasonable best efforts to obtain alternative financing, including from alternative sources, on terms not materially less favorable, taken as a whole, than those set forth in the Financing Commitment Letters, in an amount sufficient to replace any such unavailable portion of the Financing and which do not include any conditions to the consummation of such alternative debt financing that are more -47-

onerous than the conditions set forth in the Financing Commitment Letters and would materially delay or prevent the Closing (“Alternative Financing”) as promptly as practicable following the occurrence of such event. Thereafter, all references to the Financing shall be deemed to include such Alternative Financing, and all references to the Financing Commitment Letters and Financing Agreements shall include the commitment letter and any applicable documents for the Alternative Financing, as applicable. Promptly following the Company’s reasonable request, Parent shall use reasonable best efforts to update the Company regarding the status of its efforts to arrange any Alternative Financing; provided, however, that Parent shall not be required to disclose any information that (A) the disclosure of which would result in the breach of any of Parent’s confidentiality obligations set forth in any Contract, or (B) the disclosure of which would be prohibited under applicable Law. (d) Subject to the other terms and conditions of this Agreement, during the period from the date hereof through the earlier of the Closing or the termination of this Agreement in accordance with its terms, Parent shall not permit, without the prior written consent of the Company, any amendment, modification, supplement, replacements or restatement to be made to, or any waiver of any provision or remedy under, any Financing Commitment Letter or, to the extent entered into prior to the Closing and superseding the Financing Commitment Letter, any Financing Agreement that, in each case, would (i) reduce the aggregate amount of net cash proceeds available from the Financing, together with Parent’s available cash and cash equivalents, below the amount necessary to finance the transactions to be consummated on the Closing Date, or (ii) impose any new or additional condition, or otherwise amend, modify or expand any condition, to the receipt of any portion of the Financing, in each case, in a manner that would reasonably be expected to delay or prevent consummation of the transactions contemplated hereby to be consummated on the Closing Date (if all conditions to Closing set forth herein were otherwise satisfied in accordance with the terms hereof); provided, that Parent may (without the consent of the Company) replace or amend the Financing Commitment Letters to add lenders, lead arrangers, bookrunners, syndication agents or similar entities that have not executed the Financing Commitment Letters as of the date of this Agreement. SECTION 6.13 Treatment of Company Indebtedness. The Company shall use, or shall cause its applicable subsidiaries to use, reasonable best efforts to arrange for customary payoff letters and instruments of discharge to be delivered at Closing providing for the payoff, discharge and termination on the Closing Date of all then-outstanding indebtedness listed on Section 6.13 of the Company Disclosure Schedule, and shall deliver, or cause its applicable subsidiaries to deliver, prepayment and termination notices in accordance with the terms of such indebtedness to the holders of such indebtedness (provided that such prepayment and termination notices may be conditional on the occurrence of the Closing). SECTION 6.14 Transaction Litigation. In the event that any stockholder litigation related to this Agreement, the Merger or the other transactions contemplated by this Agreement is brought against the Company or any members of its Board of Directors after the date of this Agreement and prior to the Effective Time (the “Transaction Litigation”), the Company shall promptly notify Parent of any such Transaction Litigation and shall keep Parent reasonably informed with respect to the status thereof. The Company shall give Parent the opportunity to participate, at Parent’s expense, in the defense of any Transaction -48-

Litigation, and the Company shall not settle or agree to settle any Transaction Litigation without Parent’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned). SECTION 6.15 Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement. SECTION 6.16 Rule 16b-3. Prior to the Effective Time, the Company shall be permitted to take such steps as may be reasonably necessary or advisable hereto to cause any dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual (including any Person who is deemed to be a “director by deputization” under applicable securities Laws) who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act. ARTICLE VII CONDITIONS OF MERGER SECTION 7.1 Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each Party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions: (a) Stockholder Approval. This Agreement shall have been duly adopted by holders of Shares constituting the Company Requisite Vote; (b) Orders. No law, statute, rule, regulation, executive order, decree, ruling, injunction or other order (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any United States or state court or United States Governmental Entity which prohibits, restrains or enjoins the consummation of the Merger, and shall remain in effect (each, a “Legal Restraint”); and (c) Consent. The Franchisor Consent shall have been duly obtained, made or given and shall be in full force and effect and not subject to appeal. SECTION 7.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger shall be further subject to the satisfaction (or waiver by Parent) at or prior to the Effective Time of the following conditions: (a) Representations and Warranties. (i) The representations and warranties of the Company set forth in Section 3.3 (Capitalization) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); (ii) the representations and warranties of the Company set forth in Section 3.4 (Authority) and Section 3.20 (Brokers) and in the last sentence of Section 3.1 (Organization and -49-

Qualification; Subsidiaries) be true and correct in all but de minimis respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (without giving effect to any “materiality” or similar qualifications contained therein); and (iii) the representations and warranties of the Company set forth in this Agreement (other than those set forth in clauses (i) and (ii)) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of any such representation and warranty of the Company (other than those set forth in clauses (i) and (ii)) to be so true and correct, would not reasonably be expected to have a Material Adverse Effect (without giving effect to any “Material Adverse Effect”, “materiality” or similar qualifications contained therein); (b) Performance of Obligations of the Company. The Company shall have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed by, or complied with by, it under this Agreement at or prior to the Effective Time; (c) Certificate. Parent shall have received a certificate of an executive officer of the Company, certifying that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied; and (d) Dissenting Shares. If, pursuant to the terms of NRS 92A.300 through 92A.500, holders of Shares are entitled to dissenter's rights, Dissenting Shares shall not represent in excess of 15% of the outstanding Shares at the Effective Time. (e) No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred and be continuing any Material Adverse Effect. SECTION 7.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger shall be further subject to the satisfaction (or waiver by the Company) at or prior to the Effective Time of the following conditions: (a) Representations and Warranties. Each of the representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct, in each case as of the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failures of any such representations and warranties to be true and correct, in the aggregate, would not reasonably be expected to prevent, materially delay or materially impede the consummation of the transactions contemplated by this Agreement; (b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by it under this Agreement at or prior to the Effective Time; and -50-

(c) Certificate. The Company shall have received a certificate of an executive officer of Parent, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied. SECTION 7.4 Frustration of Closing Conditions. Neither the Company nor Parent may rely, either as a basis for not consummating the Merger or terminating this Agreement and abandoning the Merger, on the failure of any condition set forth in Section 7.1, Section 7.2 or Section 7.3, as the case may be, to be satisfied if such Party’s breach in any material respect of any provision of this Agreement was the primary cause of such failure. ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER SECTION 8.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding the adoption of this Agreement by the stockholders of the Company: (a) by mutual written consent of Parent, Merger Sub and the Company; (b) by Parent or the Company if any court of competent jurisdiction or other Governmental Entity located or having jurisdiction within the United States shall have issued an order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become final and nonappealable; provided that the Party seeking to terminate this Agreement pursuant to this Section 8.1(b) (i) did not breach in any material respects any provision of this Agreement, which breach was the primary cause of the issuance of such order, decree, ruling or the taking of any final action and (ii) shall have used such standard of efforts as may be required pursuant to Section 6.4 to prevent, oppose and remove such restraint, injunction or other prohibition; (c) by either Parent or the Company if the Effective Time shall not have occurred on or before 5:00 p.m. Nevada local time on February 28, 2020 (the “End Date”); provided that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to the Party seeking to terminate if any action of such Party (or, in the case of Parent, Merger Sub) or the failure of such Party (or, in the case of Parent, Merger Sub) to perform any of its obligations under this Agreement required to be performed at or prior to the Effective Time has been the primary cause of the failure of the Effective Time to occur on or before the End Date; (d) by written notice from the Company if: (i) there shall have been a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub contained in this Agreement, or any such representation or warranty shall be untrue, such that the conditions set forth in Section 7.3(a) or Section 7.3(b) would not be satisfied and, in either such case, such breach or condition is not curable or, if curable, is not cured prior to the earlier of (A) thirty (30) days after written notice thereof is given by the Company to Parent or (B) two -51-

(2) Business Days prior to the End Date; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(d)(i) if the Company is then in material breach of any of its covenants or agreements contained in this Agreement; (ii) if (A) all of the conditions set forth in Sections 7.1 and 7.2 have been satisfied or, to the extent permitted by applicable Law, waived in accordance with this Agreement (except for (I) those conditions that by their nature are to be satisfied at the Closing but which conditions would be satisfied or would be capable of being satisfied if the Closing Date were the date of termination and (II) those conditions that have not been satisfied as a result of a breach of or nonperformance or noncompliance with this Agreement by Parent or Merger Sub), (B) the Company has indicated in writing to Parent and Merger Sub that the certificate to be delivered by the Company at Closing pursuant to Section 7.2(c) will be so delivered and that the Company is ready, willing and able to consummate the Closing and (C) Parent and Merger Sub shall have failed to consummate the Closing on the day that is five (5) Business Days following the day Closing is required to occur under Section 1.2; or (iii) prior to, but not after, obtaining the Company Requisite Vote, in accordance with, and subject to the terms and conditions of, Section 6.1(c). (e) by written notice from Parent if: (i) there shall have been a breach of any representation, warranty, covenant or agreement on the part of the Company contained in this Agreement, or any such representation or warranty shall be untrue, such that the conditions set forth in Section 7.2(a) or Section 7.2(b) would not be satisfied and, in either such case, such breach or condition is not curable or, if curable, is not cured prior to the earlier of (A) thirty (30) days after written notice thereof is given by Parent to the Company or (B) two (2) Business Days prior to the End Date; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(e)(i) if Parent or Merger Sub is then in material breach of any of its covenants or agreements contained in this Agreement; or (ii) the Board of Directors of the Company (A) shall have made, prior to obtaining the Company Requisite Vote, a Change of Recommendation in a manner adverse to Parent or Merger Sub (it being understood and agreed that, for all purposes of this Agreement (including Section 6.1 and Section 6.3), a communication by the Board of Directors of the Company to the stockholders of the Company in accordance with Rule 14d-9(f) of the Exchange Act, or any similar communication to the stockholders of the Company in connection with the commencement of a tender offer or exchange offer, shall not be deemed to constitute a Change of Recommendation if in such communication the Company indicates that the Board of Directors of the Company has not changed the Recommendation), (B) shall have failed to include the Recommendation in the Proxy Statement distributed to stockholders, (C) shall have recommended or approved, prior to obtaining the Company Requisite Vote, to the stockholders of the Company an Acquisition Proposal other than the Merger, or (D) shall have formally resolved to effect or publicly announced an intention to effect any of the foregoing, prior to obtaining the -52-

Company Requisite Vote (it being agreed that the taking of any action by the Company, its Board of Directors or any of its Representatives permitted by Section 6.1(b) (other than clause (v) thereof) shall not give rise to a right to terminate pursuant to this Section 8.1(e)); or (f) by either Parent or the Company if the Company Requisite Vote shall not have been obtained at the Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof, at which a vote on the approval of this Agreement was taken. (g) by either Parent or the Company if the Right of First Refusal is exercised by the Franchisor or the Franchisor does not provide the Franchisor Consent. SECTION 8.2 Effect of Termination. (a) In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any Party hereto, except as provided in Section 6.6(b), Section 6.8, Section 6.11(c), this Section 8.2, Section 8.3, Article IX and the Limited Guarantee, which shall survive such termination. The Parties acknowledge and agree that nothing in this Section 8.2 shall be deemed to affect their right to specific performance under Section 9.12. (b) In the event that: (i) this Agreement is terminated by the Company pursuant to Section 8.1(d)(iii), or by Parent pursuant to Section 8.1(e)(ii), then the Company shall pay the sum of $4,000,000 (the “Company Termination Fee”) to Parent, on or prior to the date of termination in the case of a termination pursuant to Section 8.1(d)(iii) or as promptly as reasonably practicable in the case of a termination pursuant to Section 8.1(e)(ii), (and, in any event, within two (2) Business Days following such termination), payable by wire transfer of immediately available funds. (ii) this Agreement is terminated by either Parent or the Company pursuant to Section 8.1(f) or by Parent pursuant to Section 8.1(e)(i) and (A) at any time after the date of this Agreement and prior to the taking of a vote to approve this Agreement at the Stockholders Meeting or any postponement or adjournment thereof an Acquisition Proposal shall have been made directly to the Company’s stockholders, or an Acquisition Proposal shall have otherwise become publicly known, and in each case such Acquisition Proposal shall have not been publicly withdrawn prior to such taking of a vote to approve this Agreement and (B) within twelve (12) months after such termination, the Company shall have entered into a definitive agreement with respect to an Acquisition Proposal (which is subsequently consummated), or shall have consummated an Acquisition Proposal, then, in any such event, the Company shall pay to Parent the Company Termination Fee, such payment to be made within two (2) Business Days from the consummation of such Acquisition Proposal, by wire transfer of immediately available funds. For the purpose of this Section 8.2(b)(ii), all references in the definition of the term Acquisition Proposal to “20% or more” will be deemed to be references to “more than 50%”. -53-

(c) In the event this Agreement is terminated by the Company pursuant to Section 8.1(d)(i) or Section 8.1(d)(ii), then Parent shall pay to the Company a fee of $4,000,000 (the “Parent Termination Fee”) by wire transfer of immediately available funds, such payment to be made within two (2) Business Days of the applicable termination. (d) The Parties hereto acknowledge and hereby agree that in no event shall either the Company be required to pay the Company Termination Fee or Parent be required to pay the Parent Termination Fee, on more than one occasion. (e) Each of the Company, Parent and Merger Sub acknowledges that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the Parties would not enter into this Agreement. If the Company fails to promptly pay an amount due pursuant to Section 8.2(b), or Parent fails to promptly pay an amount due pursuant to Section 8.2(c), and, in order to obtain such payment, Parent, on the one hand, or the Company, on the other hand, commences a suit that results in a judgment against the Company for the amount set forth in Section 8.2(b), or any portion thereof, or a judgment against Parent for the amount set forth in Section 8.2(c), or any portion thereof, the Company shall pay to Parent, on the one hand, or Parent shall pay to the Company, on the other hand, its costs and expenses (including reasonable attorneys’ fees and the fees and expenses of any expert or consultant engaged by the Company) in connection with such suit, together with interest on the amount of such payment from the date such payment was required to be made until the date of payment at the prime rate as published in The Wall Street Journal, Eastern Edition in effect on the date of such payment. Any amount payable pursuant to Section 8.2(b) or Section 8.2(c) shall be paid by the applicable Party by wire transfer of same day funds prior to or on the date such payment is required to be made under Section 8.2(b) or Section 8.2(c). (f) Notwithstanding anything to the contrary in this Agreement, in any circumstance in which this Agreement is terminated and either the Company or Parent is entitled to receive a termination fee pursuant to Section 8.2 (a “Termination Fee”), such Termination Fee shall be the sole and exclusive remedy of such Party and its Affiliates against the other Parties and their respective Affiliates for any loss suffered as a result of any breach of any covenant or agreement in this Agreement (including termination of this Agreement), or in respect of any representation made or alleged to have been made in connection with this Agreement, and the Party paying such Termination Fee and its Affiliates shall have no further liability or obligation relating to or arising out of this Agreement (including termination thereof) or in respect of representations made or alleged to be made in connection herewith, whether in equity or at law, in contract, in tort or otherwise, except in the case of fraud. SECTION 8.3 Expenses. Except as otherwise specifically provided herein, each Party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby. -54-

ARTICLE IX GENERAL PROVISIONS SECTION 9.1 Non-Survival of Representations, Warranties, Covenants and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and agreements, shall survive the Effective Time, except for (a) those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time and (b) those contained in this Article IX. SECTION 9.2 Modification or Amendment. Subject to the provisions of applicable Law, at any time prior to the Effective Time, the Parties may modify or amend this Agreement by written agreement, executed and delivered by duly authorized officers of the respective Parties; provided, however, unless otherwise agreed by the Parties, that after the Company Requisite Vote has been obtained there shall be no amendment of this Agreement that would require the further approval of the stockholders of the Company under applicable Law without such approval having first been obtained; provided, further, that notwithstanding anything to the contrary contained herein, this Section 9.2, Section 9.8, Section 9.13 and Section 9.14, shall not be amended, modified, supplemented or waived, and no consent shall be given thereunder, in each case in any manner that is materially adverse to the interests of the financing sources without their prior written consent. SECTION 9.3 Waiver. At any time prior to the Effective Time, any Party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other Parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the Party or Parties to be bound thereby and specifically referencing this Agreement. The failure of any Party to assert any rights or remedies shall not constitute a waiver of such rights or remedies. SECTION 9.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified by like notice): (a) if to Parent or Merger Sub: Patton Wings Intermediate Holdings, LLC c/o ICV Partners, LLC 1201 West Peachtree Street, Suite 2800 Atlanta, GA 30309 -55-

Attention: Ira Moreland, Managing Director E-Mail: imoreland@icvpartners.com with an additional copy (which shall not constitute notice) to: DLA Piper LLP (US) 1900 Pearl Street Dallas, TX 75201 Attention: Joseph B. Alexander, Jr. E-mail: joe.alexander@dlapiper.com (b) if to the Company: Diversified Restaurant Holdings, Inc. 5750 New King Drive, Suite 320 Troy, MI 48098 Attention: T. Michael Ansley E-Mail: mansley@drh-inc.com with an additional copy (which shall not constitute notice) to: Dykema Gossett PLLC 39577 Woodward Avenue, Suite 300 Bloomfield Hills, Michigan 48304 Attention: D. Richard McDonald Facsimile: 855-245-0196 E-Mail: drmcdonald@dykema.com SECTION 9.5 Certain Definitions. For purposes of this Agreement, the term: (a) “Acceptable Confidentiality Agreement” means a confidentiality agreement on terms substantially similar in the aggregate, as determined by the Company in good faith, to those contained in the Confidentiality Agreement (except for such changes specifically necessary in order for the Company to be able to comply with its obligations under this Agreement), it being understood that such confidentiality agreement need not prohibit the making or amendment of an Acquisition Proposal. (b) “Affiliate” means, with respect to any Person, any other Person directly or indirectly, controlling, controlled by, or under common control with, such Person. (c) “Bank Credit Agreement” means the agreement listed in item 1 of Section 9.5(f) of the Company Disclosure Schedule, and any replacements or refinancings thereof entered into after the date hereof in the ordinary course of business. (d) “Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings or, in the case of determining a date when any payment is due, any day other than a Saturday or Sunday or a day on which banks are required or authorized to close in the United States in New York, New York. -56-

(e) “Contract” means any legally binding written or oral agreement, contract, subcontract, lease, understanding, instrument, note, option, warranty, sales order, purchase order, license, sublicense, insurance policy, benefit plan or commitment or undertaking of any nature, excluding any Permit. (f) “control” (including the terms “controlling”, “controlled”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or otherwise. (g) “Credit Facilities” means the agreements listed in Section 9.5(f) of the Company Disclosure Schedule, and any replacements or refinancings thereof entered into after the date hereof in the ordinary course of business. (h) “ERISA Affiliate” means any trade or business, whether or not incorporated, that together with the Company would be deemed to be a single employer for purposes of Section 4001 of ERISA or Sections 414(b), (c), (m), (n) or (o) of the Code; (i) “Exchange Act” means Securities Exchange Act of 1934, as amended. (j) “Franchise Agreements” means the franchise agreements entered into by Company or any of its direct or indirect subsidiaries with the Franchisor. (k) “Franchisor” means Buffalo Wild Wings International, Inc.. (l) “Franchisor Consent” means an agreement executed by the Franchisor in a form reasonably acceptable to Parent and the Company (i) consenting to the consummation of the transactions contemplated by and under this Agreement, (ii) waiving the application of restrictive covenants, confidentiality obligations, non-solicitation and non-hire obligations, in, and other similar or related obligations under, the Franchise Agreements as to investors in ICV Partners IV, L.P. and any Persons upstream from ICV Partners IV, L.P., and, as to Michael Ansley, for periods beginning two (2) years after the Closing Date, (iii) waiving all obligations of guaranty under the Franchise Agreements as to ICV Partners IV, L.P. and its Affiliates and any Persons upstream from ICV Partners IV, L.P., other than Parent and its subsidiaries, and as to Michael Ansley, (iv) waiving consent requirements with respect to Parent and its Affiliates acquiring the equity interests of any equity holder thereof which such equity holder is not then active in the management of Parent or its subsidiaries and (v) releasing all obligations under the Franchisor’s Area Development Agreement with AMC Wings, Inc. (as successor to MCA Enterprises, Inc.) dated July 18, 2003, as amended. (m) “GAAP” means the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States, in each case, as applicable, as of the time of the relevant financial statements referred to herein. -57-

(n) “Governmental Entity” means any governmental, quasi-governmental or regulatory (including stock exchange) authority, agency, court, commission or other governmental body, whether foreign or domestic, of any country, nation, republic, federation or similar entity or any state, county, parish or municipality, jurisdiction or other political subdivision thereof. (o) “Intellectual Property” means all intellectual property and proprietary rights, including all (i) patents, methods, processes, inventions, copyrights and copyrighted works, trademarks, service marks, trade names, corporate names, domain names, logos, trade dress and other source indicators and the goodwill of the business symbolized thereby, trade secrets and know-how, and (ii) registrations, applications, provisionals, divisions, continuations, continuations-in-part, re-examinations, re-issues, renewals and foreign counterparts for any of the foregoing. (p) “Interim Period” means the period from the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms. (q) “knowledge” (i) with respect to the Company means the actual knowledge, after reasonable inquiry of such individual’s direct reports, of any of the individuals listed in Section 9.5(q) of the Company Disclosure Schedule and (ii) with respect to Parent or Merger Sub means the actual knowledge, after reasonable inquiry of such individual’s direct reports, of any of the individuals listed in Section 9.5(q) of the Parent Disclosure Schedule. (r) “Law” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, ordinance, code, decree, order, judgment, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity and any order or decision of an applicable arbitrator or arbitration panel. (s) “Material Adverse Effect” means any event, development, circumstances, change, effect, condition, or occurrence that, individually or in the aggregate with all other events, developments, circumstances, changes, effects, conditions or occurrences, (A) has or would reasonably be expected to have, a material adverse effect on or with respect to the business, assets, liabilities results of operation or financial condition of the Company and its subsidiaries taken as a whole; provided that no events, developments, changes, effects or occurrences relating to, arising out of or in connection with or resulting from any of the following shall be deemed, either alone or in combination, to constitute or contribute to a Material Adverse Effect: (i) general changes or developments in the economy or the financial, debt, capital, credit, commodities or securities markets in the United States or elsewhere in the world, including as a result of changes in geopolitical conditions, (ii) the negotiation, execution and delivery of this Agreement or the public announcement or pendency of the Merger or other transactions contemplated hereby, including any impact thereof on relationships, contractual or otherwise, with customers, suppliers, regulators, lenders, partners or employees of the Company and its subsidiaries, or the performance of this Agreement and the transactions contemplated hereby, including compliance with the covenants set forth herein, (iii) any action taken or omitted to be taken by the Company at the request of or with the consent of Parent or Merger Sub, (iv) changes or prospective or anticipated changes in any applicable Laws or applicable -58-

accounting regulations or principles or interpretation or enforcement thereof, (v) any hurricane, tornado, earthquake, flood, tsunami, natural disaster, act of God or other comparable events or outbreak or escalation of hostilities or war (whether or not declared), military actions or any act of sabotage, terrorism, or national or international political or social conditions, (vi) any change in the market price or trading volume of the Shares or the credit rating of the Company or any of its subsidiaries; (vii) any failure by the Company to meet any published analyst estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself, (viii) any litigation or claim threatened or initiated by stockholders, customers or suppliers of the Company or representatives thereof against the Company, any of its subsidiaries, or any of their respective officers or directors, in each case arising out of the execution of this Agreement or the transactions contemplated thereby, or (ix) the matters described on Section 9.5(s) of the Company Disclosure Schedule (it being understood that in the case of clause (vi), the facts, events or circumstances giving rise to or contributing to such change or failure may be deemed to constitute, and may be taken into account in determining whether there has been a Material Adverse Effect); except in the cases of clauses (i) or (v), to the extent that the Company and its subsidiaries, taken as a whole, are materially disproportionately affected thereby as compared with other participants in the industry in which the Company and its subsidiaries operate (in which case solely the incremental materially disproportionate impact or impacts may be taken into account in determining whether there has been a Material Adverse Effect). (t) “Person” means an individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act). (u) “Right of First Refusal” means the right of first refusal of the Franchisor under the terms of the Franchise Agreements. (v) “subsidiary” or “subsidiaries” means, with respect to any Person (a) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of stock or other equity interests of such Person entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person or a combination thereof and (b) any partnership, joint venture or limited liability company of which (i) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise and (ii) such Person or any subsidiary of such Person is a controlling general partner or otherwise controls such entity. SECTION 9.6 Severability. If any term or other provision of this Agreement is found by a court of competent jurisdiction to be invalid, illegal or incapable of being -59-

enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible. SECTION 9.7 Entire Agreement; Assignment. This Agreement (including the Exhibits hereto and the Company Disclosure Schedule and the Parent Disclosure Schedule), the Confidentiality Agreement and the Limited Guarantee constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and thereof. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of each of the other Parties, and any assignment without such consent shall be null and void; provided, however, that Parent and/or Merger Sub may, without the consent of the Company or any other Person, assign any or all of its rights and obligations under this Agreement, (a) to any of its successors or any acquirer of a material portion of the business or assets of Parent or Merger Sub, as applicable, (b) to one or more of such party’s Affiliates, or (c) after the Effective Time, for collateral security purposes to any lenders providing financing to Parent, Merger Sub, or any of their respective Affiliates, provided that in each case, no such assignment shall (A) affect the obligations of the Parties hereunder (including Debt Financing sources) to the Financing Commitment Letters or of Sponsor to the Limited Guarantee, or (B) impede or delay the consummation of the Merger or the other transactions contemplated hereby. SECTION 9.8 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, other than (a) with respect to the provisions of Section 6.10 which shall inure to the benefit of the Persons or entities benefiting therefrom who are intended to be third-party beneficiaries thereof, (b) at and after the Effective Time, the rights of the holders of Shares to receive the Per Share Merger Consideration in accordance with the terms and conditions of this Agreement, and (c) at and after the Effective Time, the rights of the holders of Options and Restricted Stock to receive the payments contemplated by the applicable provisions of Section 2.2 at the Effective Time in accordance with the terms and conditions of this Agreement. The representations and warranties in this Agreement are the product of negotiations among the Parties hereto and are for the sole benefit of the Parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 9.3 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties hereto of risks associated with particular matters regardless of the knowledge of any of the Parties hereto. Consequently, Persons other than the Parties hereto may not rely upon the representations and warranties in -60-

this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date. SECTION 9.9 Governing Law. This Agreement, and any Proceeding in any way arising out of or relating to this Agreement, the negotiation, execution or performance of this Agreement, the transactions contemplated hereby or thereby or the legal relationship of the Parties hereto or thereto (whether at law or in equity, and whether in contract or in tort or otherwise), shall be governed by, and construed in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. SECTION 9.10 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. SECTION 9.11 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission, “.pdf,” or other electronic transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. SECTION 9.12 Specific Performance. Except as otherwise expressly provided in this Agreement, the Parties agree that irreparable damage for which monetary damages, even if available, may not be an adequate remedy, would occur in the event that the Parties do not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. Except as otherwise expressly provided in this Agreement, the Parties acknowledge and agree that the Parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts of the State of Nevada located in Clark County, Nevada, without any requirement for the posting of security, this being in addition to any other remedy to which they are entitled at law or in equity. SECTION 9.13 Jurisdiction. Subject to Section 9.14, in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby: (i) each of the Parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Eighth Judicial District Court of the State of Nevada, in and for the county of Clark, or, if (but only if) such court lacks subject matter jurisdiction, the United States District Court for the District of Nevada, in Clark County, Nevada and any appellate court therefrom (collectively, the “Nevada Courts”); and (ii) each of the Parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such Party is to receive notice in accordance with in Section 9.4. Each of the Parties irrevocably and unconditionally (1) agrees not to commence any such action or proceeding except in the Nevada Courts; (2) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Nevada Courts; (3) waives, to the fullest extent it may legally and -61-

effectively do so, any objection that it may now or hereafter have to the jurisdiction or laying of venue of any such action or proceeding in the Nevada Courts; and (4) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in the Nevada Courts. The Parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing in the foregoing shall restrict any Party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment. SECTION 9.14 WAIVER OF JURY TRIAL. EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF PARENT OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF OR THEREOF. SECTION 9.15 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including penalties and interest) incurred in connection with the Merger shall be paid by Parent and Merger Sub when due, and Parent and Merger Sub will indemnify the Company against liability for any such Taxes. SECTION 9.16 Interpretation. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereby” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” shall not be exclusive. References to “dollars” or “$” are to United States of America dollars. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted. [Remainder of Page Intentionally Left Blank] -62-

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized. COMPANY: Diversified Restaurant Holdings, Inc. By: /s/ T. Michael Ansley Name: T. Michael Ansley Title: Acting President and Chief Executive Officer PARENT: Patton Wings Intermediate Holdings, LLC By: /s/ Ira Moreland Name: Ira Moreland Title: President MERGER SUB: Golden Merger Sub, Inc. By: /s/ Ira Moreland Name: Ira Moreland Title: President [Signature Page—Merger Agreement]

EXHIBIT A AMENDED AND RESTATED ARTICLES OF INCORPORATION OF DIVERSIFIED RESTAURANT HOLDINGS, INC. (A NEVADA CORPORATION) Diversified Restaurant Holdings, Inc., a corporation organized and existing under and by virtue of the Nevada Revised Statues (the “Corporation”), desires to amend and restate its Articles of Incorporation as filed with the Secretary of State of the State of Nevada on September 25, 2006 (the “Articles of Incorporation”) as part of the Merger being effected pursuant to the Articles of Merger to which this Exhibit A is attached and forms a part as herein set forth. Capitalized terms used, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Articles of Incorporation. The Articles of Incorporation are hereby amended and restated as follows: * * * * * * AMENDED AND RESTATED ARTICLES OF INCORPORATION OF DIVERSIFIED RESTAURANT HOLDINGS, INC. (A Nevada Corporation) FIRST: Name. The name of the corporation (herein referred to as the “Corporation”) is: Diversified Restaurant Holdings, Inc. SECOND: Registered Office and Agent. The address of the registered office of the Corporation in the State of Nevada is 112 North Curry Street, Carson City, NV 89703. The name of its registered agent at such address is Corporation Service Company. THIRD: Purpose. The nature of the business of the Corporation is to engage in any lawful acts or activities for which corporations may be organized under the Nevada Revised Statutes and to possess and exercise all of the powers and privileges granted under such law and the other laws of the State of Nevada. FOURTH: Authorized Capital. The corporation is authorized to issue only one class of shares which shall be designated “Common Stock,” $0.0001 par value per share. The total number of shares which the corporation is authorized to issue is one hundred (100). FIFTH. Board of Directors. (A) The governing board of the corporation shall be styled as a "Board of Directors", and any member of said Board shall be styled as a “Director.”

(B) The number of members constituting the first Board of Directors of the corporation is two (2); and the name and the post office box or street address, either residence or business, of each of said members are as follows: Name Address Ira Moreland 1201 West Peachtree Street, Suite 2800 Atlanta, GA 30309 Sheldon Howell 1201 West Peachtree Street, Suite 2800 Atlanta, GA 30309 The number of directors of the corporation may be increased or decreased in the manner provided in the Bylaws of the corporation; provided, that the number of directors shall never be less than one. In the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filled by said stockholders, may be filled by the remaining directors, though less than a quorum. SIXTH. Limitation on Liability. The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the Nevada Revised Statutes, as the same may be amended and supplemented. SEVENTH. Indemnification. The corporation shall, to the fullest extent permitted by the Nevada Revised Statutes, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Statues from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Statues, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. EIGHTH. Purchase of Shares. The Board of Directors of the Corporation may, from time to time, and at its discretion, cause the Corporation to purchase its own shares and such shares may be reissued by the Corporation. NINTH. Amendment. The corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

TENTH. Authorization. The Board of directors is hereby authorized to take any and all actions without shareholder approval, which are allowed by the Nevada Revised Statutes. * * * These Amended and Restated Articles of Incorporation shall be effective as of the date accepted for filing by the Secretary of the State of the State of Nevada. {Signatures on following page}

IN WITNESS WHEREOF, the Corporation has caused these Amended and Restated Articles of Incorporation to be signed by its [_________] this ____ day of __________, 20__. DIVERSIFIED RESTAURANT HOLDINGS, INC. By: ____________________________________ Name: ______________________________ Title: ______________________________